UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Alimera Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alimera Sciences, Inc.
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 9, 2014
To the Stockholders of Alimera Sciences, Inc.:
The annual meeting of stockholders for Alimera Sciences, Inc. (the “Company”) will be held at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, on Monday, June 9, 2014 at 9:30 a.m. local time. The purposes of the meeting are:
1. To elect three Class I directors (Proposal 1);
2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 2);
3. To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3);
4. To approve the material terms of the Alimera Sciences, Inc. 2010 Equity Incentive Plan (Proposal 4); and
5. To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 11, 2014 as the record date for determining holders of our common stock and preferred stock entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in Alpharetta, Georgia during normal business hours for a period of ten days prior to the annual meeting.
This year we are again using the Internet as our primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive copies of our proxy materials. We instead are mailing a notice with instructions for accessing the proxy materials and voting via the Internet (the “Notice of Internet Availability”). We encourage you to review these materials and vote your shares. This delivery method allows us to conserve natural resources and reduce the cost of delivery while also meeting our obligations to you, our stockholders, to provide information relevant to your continued investment in the Company. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.
This notice of annual meeting of stockholders and accompanying proxy statement are being distributed or made available to stockholders on or about April 16, 2014.
In addition to the location noted above, the annual meeting will also be available via the Internet at www.virtualshareholdermeeting.com/ALIM. You will be able to attend the annual meeting online, vote your shares electronically and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/ALIM.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 9, 2014: The proxy statement and annual report are available at www.proxyvote.com.
By order of the Board of Directors,
Richard S. Eiswirth, Jr.
Secretary of the Company
Alpharetta, Georgia
Date: April 16, 2014
YOUR VOTE IS IMPORTANT!
Your vote is important. Please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

ALIMERA SCIENCES, INC.
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 9, 2014

Securities Authorized for Issuance Under Equity Compensation Plans	40
NO INCORPORATION BY REFERENCE	42
OTHER MATTERS	42
CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING	43

ALIMERA SCIENCES, INC.
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
(678) 990-5740
PROXY STATEMENT FOR THE
2014 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Alimera Sciences, Inc. (sometimes referred to as “we”, the “Company” or “Alimera”), which will be held at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, on Monday, June 9, 2014 at 9:30 a.m. local time. Additionally, the Annual Meeting will also be available via the Internet at www.virtualshareholdermeeting.com/ALIM. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/ALIM.
We are making this proxy statement and our annual report available to stockholders at www.proxyvote.com. On April 16, 2014, we will begin mailing to our stockholders (i) a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report or (ii) a copy of this proxy statement, a proxy card and our annual report. The Notice also instructs you how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these proxy materials?
You have received these proxy materials because you owned shares of Alimera common stock or Series A Convertible Preferred Stock (“Series A Preferred Stock”) as of April 11, 2014, the record date for the Annual Meeting, and our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. As a result, only stockholders that specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet or via phone. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.
What do I need in order to be able to attend the Annual Meeting online?
The Company will be hosting the Annual Meeting live online. Any shareholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ALIM. You will need the 12-digit control number included in your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the Annual Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ALIM.
How may I vote at the Annual Meeting?
You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. If you received or requested a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.
When you vote by using the Internet or by telephone or by signing and returning the proxy card, you appoint C. Daniel Myers and Richard S. Eiswirth, Jr. as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on April 11, 2014, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 40,302,183 shares of the Company’s common stock and 850,000 shares of the Company’s Series A Preferred Stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock and one vote per share of common stock underlying the Series A Preferred Stock on an as-converted basis (based on a deemed conversion price of $2.95 per share) as of the record date) in connection with the matters set forth in this proxy statement.
In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the annual meeting on June 9, 2014 and will be accessible for ten days prior to the meeting at our principal place of business, 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting such list of stockholders will be available for examination at www.virtualshareholdermeeting.com/ALIM.
How do I vote?
If on April 11, 2014, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or, if you received a proxy card by mail, by mail as described below. Stockholders also may attend the Annual Meeting in person or virtually and vote during the Annual Meeting. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

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You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 8, 2014. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 8, 2014. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on June 8, 2014.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person or virtually. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.
If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.
How many votes do you need to hold the Annual Meeting?
A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our amended and restated bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 40,302,183 shares of common stock outstanding and entitled to vote and 11,525,424 shares of common stock underlying the outstanding Series A Preferred Stock (based on a deemed conversion price of $2.95 per share) entitled to vote. Thus, 25,913,804 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum. The holders of the common stock and the Series A Preferred Stock (on an as converted basis based on a deemed conversion price of $2.95 per share) vote together as a single class for the proposals in this proxy statement.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting in person or virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the chairman of the meeting or holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.
What matters will be voted on at the Annual Meeting?
The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect three Class I directors nominated by our board of directors and named in this proxy statement to serve a term of three years until our 2017 annual meeting of stockholders;

•	Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2014;

•	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers; and

•	Proposal 4: To approve the material terms of the Alimera Sciences, Inc. 2010 Equity Incentive Plan.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
Could other matters be decided at the Annual Meeting?
Alimera does not know of any other matters that may be presented for action at the Annual Meeting. Should any other matter be properly presented at the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.
What will happen if I do not vote my shares?
Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers or other nominees who hold shares of our common stock or preferred stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. As such, your broker does not have discretion to vote your shares on Proposals 1, 3 or 4.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.
How may I vote for each proposal and what is the vote required for each proposal?
Proposal 1: Election of three Class I directors.
With respect to the election of nominees for director, you may:

•	vote “FOR” the election of the three nominees for director;

•	“WITHHOLD” your vote for one or two of the nominees and vote “FOR” the remaining nominee(s); or

•	“WITHHOLD” your vote for the three nominees.
Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the three nominees who are properly nominated in accordance with our amended and restated bylaws, and receive the most “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. An instruction to “WITHHOLD” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Proposal 2: Ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2014.
You may vote “FOR” or “AGAINST” or abstain from voting. To ratify the selection by the audit committee of our board of directors of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.
Proposal 3: Advisory vote on executive compensation.
You may vote “FOR” or “AGAINST” or abstain from voting. To approve, by non-binding vote, the compensation of the Company’s named executive officers as set forth in this proxy, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.
Proposal 4: Approval of the material terms of the Alimera Sciences, Inc. 2010 Equity Incentive Plan.
You may vote “FOR” or “AGAINST” or abstain from voting. To approve the material terms of the Alimera Sciences, Inc. 2010 Equity Incentive Plan, Proposal 4 must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and “broker non-votes” will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the approval of the material terms of the Incentive Plan is not a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.
What happens if a director nominee is unable to stand for election?
If a nominee is unable to stand for election, our board of directors may either:

•	reduce the number of directors that serve on the board; or

•	designate a substitute nominee.
If our board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.
How does the board of directors recommend that I vote?
Our board recommends a vote:

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Proposal 1:    “FOR” the election of each of James R. Largent, C. Daniel Myers and Calvin W. Roberts, M.D. as Class I directors to serve a term of three years until our 2017 annual meeting of stockholders;

•	Proposal 2: “FOR” the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014;

•	Proposal 3: “FOR” the approval, in an advisory manner, of the compensation of our named executive officers as set forth in this proxy statement; and

•	Proposal 4: “FOR” the approval of the material terms of the Alimera Sciences, Inc. 2010 Equity Incentive Plan.

What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of each of James R. Largent, C. Daniel Myers and Calvin W. Roberts, M.D. as Class I directors;

•	Proposal 2: “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014;

•	Proposal 3: “FOR” the approval, in an advisory manner, of the compensation of our named executive officers as set forth in this proxy statement; and

•	Proposal 4: “FOR” the approval of the material terms of the Alimera Sciences, Inc. 2010 Equity Incentive Plan.
If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using his or her best judgment.
What do I need to show to attend the Annual Meeting in person?
You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of Alimera Sciences, Inc. common stock or preferred stock as of April 11, 2014) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones with photographic capabilities) and other recording devices in the meeting room.
Who is paying for this proxy solicitation?
The accompanying proxy is being solicited by the board of directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What happens if the Annual Meeting is postponed or adjourned?
Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than June 13, 2014.
How can I find Alimera’s proxy materials and annual report on the Internet?
This proxy statement and the 2013 annual report are available at our corporate website at www.alimerasciences.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.
How do I obtain a separate set of Alimera’s proxy materials if I share an address with other stockholders?
In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.
In other cases, stockholders receiving multiple copies of the Notice at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.
Can I receive future proxy materials and annual reports electronically?
Yes. This proxy statement and the 2013 annual report on Form 10-K are available on our investor relations website located at http://investor.alimerasciences.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

Whom should I call if I have any questions?
If you have any questions, would like additional Alimera proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 or by telephone at (310) 954-1105.
Can I submit a proposal for inclusion in the proxy statement for the 2015 annual meeting?
Stockholders of the Company may submit proper proposals (other than the nomination of directors) for inclusion in our proxy statement and for consideration at our 2015 annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be considered for inclusion in our proxy materials for the 2015 annual meeting of stockholders, stockholder proposals must:

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be received by the Secretary of the Company no later than the close of business on December 17, 2014 (which is the 120th day prior to the first anniversary of the date that we released this proxy statement to our stockholders for the Annual Meeting); and

•	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our amended and restated bylaws.
Unless we receive notice in the foregoing manner, the proxyholders shall have discretionary authority to vote for or against any such proposal presented at our 2015 annual meeting of stockholders. If we change the date of the 2015 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2015 annual meeting of stockholders.
Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2015 annual meeting?
Stockholders of the Company who wish to nominate persons for election to the board of directors at the 2015 annual meeting of stockholders or who wish to present a proposal at the 2015 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary no earlier than December 17, 2014 and no later than January 16, 2015. However, if the 2015 annual meeting of stockholders is held earlier than May 10, 2015 or later than July 9, 2015, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2015 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2015 annual meeting. In addition, if the number of directors to be elected to the board of directors is increased and we do not publicly announce all of the nominees for election or specify the size of the increase by January 16, 2015, then proposals with respect to nominees for any new positions created by the increase in board size must be delivered to the address listed above no later than the 10th day following such public announcement. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws.
Where can I obtain a copy of the Company’s amended and restated bylaws?
A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our amended and restated bylaws also is available at our corporate website at www.alimerasciences.com. Such requests and all notices of proposals and director nominations by stockholders should be sent to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary.
Important Notice Regarding the Availability of Proxy Materials
for the Meeting to be Held on Monday, June 9, 2014
This proxy statement and our annual report are available on-line at www.proxyvote.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 1
ELECTION OF DIRECTORS
General
Our board of directors is currently comprised of nine (9) directors divided into three equal classes with staggered three-year terms. The term of office of our Class I directors, C. Daniel Myers, Calvin W. Roberts, M.D. and James R. Largent, will expire at this year’s Annual Meeting. The term of office of our Class II directors, Philip R. Tracy, Glen Bradley, Ph.D. and Garheng Kong, M.D., Ph.D., will expire at the 2015 annual meeting of stockholders. The term of office of our Class III directors, Brian K. Halak, Ph.D., Mark J. Brooks and Peter J. Pizzo, III, will expire at the 2016 annual meeting of stockholders. There are no family relationships among any of our directors or executive officers. It is our policy to encourage nominees for director to attend the Annual Meeting.
Nominees for Election as Class I Directors at the Annual Meeting
This year’s nominees for election to the board of directors as our Class I directors to serve for a term of three years expiring at the 2017 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of April 11, 2014 is set forth below. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that either nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since
James R. Largent	64	Director	2011
C. Daniel Myers	59	Director, President and Chief Executive Officer	2003
Calvin W. Roberts, M.D.	61	Director	2003
The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our board of directors to determine that the nominees should serve as one of our directors.
James R. Largent has been a member of our board of directors since 2011. Mr. Largent has worked extensively within the medical industry. He most recently served as a medical and pharmaceutical consultant, including work with U.S. ophthalmic device company, Eyeonics Inc. While there, he led the lobbying effort that resulted in the 2005 landmark decision by the Centers for Medicare & Medicaid Services (CMS) to allow for patient shared billing for premium presbyopia-correcting intraocular lenses. Also in his role as a consultant, he assisted a multinational pharmaceutical and medical device company in the evaluation of strategic targets. Prior to this, Mr. Largent served in various senior management positions at Allergan, Inc., including as vice president of strategic planning where he fostered licensing deals to build product pipelines. Earlier in his career, he was vice president of strategic marketing at Allergan Medical Optics, Inc. Mr. Largent also held positions of increasing responsibility in the marketing and sales departments at Allergan and Pharmacia Ophthalmics. In addition to serving on our board of directors, Mr. Largent is on the board of directors of Tear Science, Inc., a privately held developer of diagnostic and therapeutic devices for the treatment of patients with dry eye disease. Mr. Largent earned a B.A. in chemistry and an M.B.A., both from the University of California, Irvine. Our board of directors believes that Mr. Largent should serve as a director of the Company, in light of its business and structure, because Mr. Largent has over 10 years of experience in pharmaceutical and medical devices, including the role of vice president of strategic marketing and as a leading industry consultant.
C. Daniel Myers is one of our co-founders and has served as our Chief Executive Officer and as a director since the founding of our Company in 2003. Before founding our Company, Mr. Myers was an initial employee of Novartis Ophthalmics (formerly CIBA Vision Ophthalmics) and served as its Vice President of Sales and Marketing from 1991 to 1997 and as President from 1997 to 2003. Mr. Myers holds a B.S. in Industrial Management from Georgia Institute of Technology. Our board of directors believes that Mr. Myers should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Myers has over 30 years of ophthalmic pharmaceutical experience, including 15 years in the role of president or chief executive officer. In addition, Mr. Myers served on the board of directors of Ocular Therapeutix, Inc. from 2009 to 2012.
Calvin W. Roberts, M.D. has been a member of our board of directors since 2003. Dr. Roberts currently serves as an Executive Vice President and the Chief Medical Officer of Bausch + Lomb. Since 1982, Dr. Roberts has served as a Clinical Professor of Ophthalmology at Weill Medical College of Cornell University. From 1989 to 2011, Dr. Roberts also served as a consultant to Allergan, Inc., Johnson & Johnson and Novartis. Dr. Roberts holds an A.B. from Princeton University and an M.D. from the College of Physicians and Surgeons of Columbia University. Dr. Roberts completed his internship and ophthalmology residency at Columbia Presbyterian Hospital in New York and completed cornea fellowships at Massachusetts Eye and Ear Infirmary and the Schepens Eye Research Institute in Boston. Our board of directors believes that Dr. Roberts should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Dr. Roberts has an understanding of the market for products in ophthalmology and the nature of the relationship between pharmaceutical companies and physicians derived from his 25 years in the practice of medicine as well as his experience in the medical market place and in the processes of drug development and regulatory approval as a consultant to other pharmaceutical companies.
Required Vote and Recommendation of the Board of Directors for Proposal 1
The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class I directors. The three nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the board as Class I directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Mr. Largent, Mr. Myers and Dr. Roberts to the board of directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked “WITHHOLD” with respect to the election of a Class I director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” JAMES R. LARGENT, C. DANIEL MYERS AND CALVIN W. ROBERTS, M.D.
Continuing Directors Not Standing for Election
Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our board of directors to determine that the directors should serve as one of our directors. The age of each director as of April 11, 2014 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Glen Bradley, Ph.D.	71	Director	2011
Mark J. Brooks	47	Director	2004
Garheng Kong, M.D., Ph.D.	38	Director	2012
Brian K. Halak, Ph.D.	42	Director	2004
Peter J. Pizzo, III	47	Director	2010
Philip R. Tracy	72	Director	2004
Class II Directors (Terms Expire in 2015)
Glen Bradley, Ph.D., M.B.A., has been a member of our board of directors since 2011. Dr. Bradley served as the Chief Executive Officer of CIBA Vision Corporation, the eye care unit of Novartis, A.G., or CIBA Vision, from 1990 to January 2003. Since 2003, Dr. Bradley has acted as a consultant to various medical device and ophthalmic drug companies. Dr. Bradley served in the positions of President and CEO from 1986 to 1989 for CIBA Vision, the United States operations of the CIBA Vision Group. Prior to CIBA Vision, he served in senior management positions in the Agricultural, Plastics & Additives and Electronic Equipment Groups of CIBA-Geigy Corporation. Dr. Bradley has been Chairman of the Board of Directors at REFOCUS Group Inc., since March 2003. He serves as a Director of Intuity Medical, Inc. He has previously held board positions with Spectra Physics, Summit Technology, Biofisica, AerovectRx, e-Dr and Biocure. He served as Chairman of the Contact Lens Institute. Dr. Bradley holds a bachelor’s degree in chemical engineering from Mississippi State University, a Ph.D. in chemical engineering from Louisiana State University, an MBA in business and finance from the University of Connecticut and is a graduate of the Advanced Management Program at Harvard Business School. Our board of directors believes that Dr. Bradley should serve as a director of the Company, in light of its business and structure, because of his significant knowledge, experience, and financial expertise in the ophthalmic industry.
Garheng Kong, M.D., Ph.D., has been a member of our board of directors since 2012. Dr. Kong has been the Managing Partner of Sofinnova HealthQuest, a healthcare investment firm, since July 2013.  He was a General Partner at Sofinnova Ventures, a venture capital firm focused on life sciences, from September 2010 to December 2013.  From 2000 to 2010, he was at Intersouth Partners, a venture capital firm, most recently as a General Partner, where he was a founding investor or board member for various life sciences ventures, several of which were acquired by large pharmaceutical companies. Dr. Kong has served on the board of directors of Cempra, Inc. since September 2006 and as chairman of its board since November 2008. Dr. Kong has served on the board of Histogenics Corporation, a private biotechnology company, since 2012 where he also serves as the chairman of the board and served on the board of Laboratory Corporation of America Holdings, a NYSE-listed healthcare company, since December 2013. Dr. Kong holds a B.S. in chemical engineering and biological sciences from Stanford University. He holds an M.D., Ph.D. in biomedical engineering and M.B.A. from Duke University. Our board of directors believes that Dr. Kong should serve as a director of the Company, in light of its business and structure, because of his knowledge and experience in the venture capital industry, as well as his medical training.

Philip R. Tracy has been a member of our board of directors since 2004. Since 1998, Mr. Tracy has served as a Venture Partner of Intersouth Partners. He is also counsel to the Raleigh, North Carolina law firm Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. Previously, Mr. Tracy was employed by Burroughs Wellcome Co. from 1974 to 1995 and served as President and Chief Executive Officer from 1989 to 1995. Mr. Tracy holds an L.L.B. from George Washington University and a B.A. from the University of Nebraska. Our board of directors believes that Mr. Tracy should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Tracy has served on the board of directors of three publicly traded companies in the biotechnology and pharmaceutical industries, has experience as president and chief executive officer of Burroughs Wellcome Co. with full responsibility for its North American pharmaceutical business, has legal training and experience as a lawyer including his service as general counsel to Burroughs Wellcome Co., and has 15 years of experience in the venture capital industry as a venture partner with Intersouth Partners.
Class III Directors (Terms Expire in 2016)
Mark J. Brooks has been a member of our board of directors since 2004. Mr. Brooks is a Partner of Scale Venture Partners. Mr. Brooks has been with Scale Venture Partners since its formation in January 2007 and previously served as a Managing Director. Prior to joining Scale Venture Partners, from 1995 Mr. Brooks worked for Bank of America Ventures, ultimately serving as a Managing Director. Mr. Brooks also serves on the Board of Directors of IPC The Hospitalist Company, Inc., a publicly traded provider of hospitalist services, and also serves on the Board of five privately held companies: National Healing Corporation, LivHome, Inc., New Century Hospice, Inc., Spinal Kinetics, Inc. and Oraya Therapeutics, Inc. Mr. Brooks holds an M.B.A. from the Wharton School at the University of Pennsylvania and a B.A. in Economics from Dartmouth College. Our board of directors believes that Mr. Brooks should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Brooks has experience as one of the directors of Scale Venture Partners, where Mr. Brooks has led investments in healthcare services, medical devices and drug development companies and has served on the board of directors of a number of Scale Venture Partners’ portfolio companies.
Brian K. Halak, Ph.D. has been a member of our board of directors since 2004. Dr. Halak joined Domain Associates, L.L.C. in 2001 and has served as a Partner of Domain Associates, L.L.C. since 2006. Prior to joining Domain Associates, L.L.C., Dr. Halak served as an analyst of Advanced Technology Ventures from 2000 to 2001. From 1993 to 1995, Dr. Halak has served as an analyst of Wilkerson Group. Dr. Halak holds a Doctorate in Immunology from Thomas Jefferson University and a B.S. in Engineering from the University of Pennsylvania. Our board of directors believes that Dr. Halak should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Dr. Halak has served on the board of directors of more than 10 emerging companies in the life sciences industry in the past 10 years, including Dicerna Pharmaceuticals, Inc., which completed a public offering on Nasdaq in 2014, Vanda Pharmaceuticals, Inc., a public company listed on Nasdaq, and Esprit Pharma, Inc., a company that was acquired by Allergan, Inc.
Peter J. Pizzo, III has been a member of our board of directors since April 2010. Since its formation in 2005, Mr. Pizzo has served as the Vice President, Finance and Chief Financial Officer of Carticept Medical, Inc., a private orthopedic medical device company, which he co-founded. From 2002 until its sale in 2005, Mr. Pizzo served as the Vice President, Finance and Chief Financial Officer of Proxima Therapeutics, Inc., a private medical device company that developed and marketed local radiation delivery systems for the treatment of solid cancerous tumors. From 1996 to 2001, Mr. Pizzo worked for Serologicals Corporation, a publicly traded global provider of biological products to life science companies, ultimately serving as Vice President of Finance and Chief Financial Officer. From 1995 to 1996, Mr. Pizzo served as Vice President of Administration and Controller of ValueMark Healthcare Systems, Inc., a privately held owner-operator of psychiatric hospitals. From 1992 until its sale in 1995, Mr. Pizzo served in various senior financial positions at Hallmark Healthcare Corporation, a publicly traded hospital management company, most recently as Treasurer. Mr. Pizzo holds a Bachelor of Science with Special Attainments in Commerce from Washington and Lee University. Our board of directors believes that Mr. Pizzo should serve as a director of the Company, in light of its business and structure, because Mr. Pizzo has numerous years of experience in medical devices, biologics and healthcare services, including in the role of vice president, finance and chief financial officer.

CORPORATE GOVERNANCE
Series A Preferred Director
On October 2, 2012, we entered into a Securities Purchase Agreement for the sale of an aggregate of 1,000,000 units comprised of 1,000,000 shares of our Series A Preferred Stock and Warrants exercisable for up to an aggregate of 300,000 shares of our Series A Preferred Stock at an exercise price of $44.00 per share for gross proceeds of $40.0 million prior to the payment of related expenses. Pursuant to such agreement and the Certificate of Designation of Series A Convertible Preferred Stock filed in connection with the sale of the Series A Preferred Stock, so long as certain conditions are met, the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect, at any election of our Class II Directors, one director to serve on the board of directors (the “Preferred Director”). For so long as the holders of the Series A Preferred Stock retain this right, the Preferred Director is to be nominated by Sofinnova Venture Partners VIII, L.P. The current Preferred Director is Dr. Kong.
Independent Directors
Each of our directors, other than C. Daniel Myers, qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Global Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.
Board Committees
Our board of directors has established an audit committee, a compensation committee and a nominating/corporate governance committee. Our board of directors and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of our board of directors also will hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board of directors. Each current member of each committee of our board of directors qualifies as an independent director in accordance with the Nasdaq standards described above and SEC rules and regulations. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on our website at www.alimerasciences.com under the Investor Relations section. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The following table provides membership and meeting information for each of the committees of the board of directors during the year ended December 31, 2013:

			Number of Meetings
Committee	Chairman	Members	in 2013
Audit Committee	Peter J. Pizzo, III	Glen Bradley, Ph.D. Mark J. Brooks	4
Compensation Committee	Brian K. Halak, Ph.D.	Mark J. Brooks Garheng Kong, M.D., Ph.D. James R. Largent	7
Nominating/Corporate Governance Committee	Philip R. Tracy	Brian K. Halak, Ph.D. James R. Largent	1

The primary responsibilities of each committee are described below.
Audit Committee
Our audit committee currently consists of Peter J. Pizzo, III, Glen Bradley, Ph.D. and Mark J. Brooks. Mr. Pizzo serves as the chairman of the audit committee. Our board of directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all current members of our audit committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act).
Mr. Pizzo qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Pizzo as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our audit committee and our board of directors, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors.
The audit committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Our audit committee monitors compliance with our Code of Business Conduct policy. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. Related party transactions will be approved by our audit committee before we enter into them, in accordance with the applicable rules of Nasdaq.
Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the audit committee.
Compensation Committee
Our compensation committee currently consists of Mark J. Brooks, Brian K. Halak, Ph.D., James R. Largent and Garheng Kong, M.D., Ph.D., who was appointed to the compensation committee in March 2013. Dr. Halak serves as chairman of the compensation committee. Our board of directors has determined that Mr. Brooks, Dr. Halak, Mr. Largent and Dr. Kong satisfy the general independence requirements of the Nasdaq and the SEC rules and regulations for directors. Although as a smaller reporting company we are not subject to the enhanced compensation committee independence standards recently approved by Nasdaq, each of the members of our compensation committee would satisfy these more stringent standards. Each member of our compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.
The compensation committee makes recommendations to the board of directors and reviews and approves our compensation policies and all forms of compensation to be provided to our directors and executive officers, including, among other things, annual salaries, bonuses, and equity incentive awards and other incentive compensation arrangements. In addition, our compensation committee will administer our equity incentive and employee stock purchase plans, including granting stock options or awarding restricted stock units to our directors and executive officers. Our compensation committee also reviews and approves employment agreements with executive officers and other compensation policies and matters.
In accordance with Nasdaq listing standards and our amended and restated compensation committee charter, our compensation committee has the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisors, the authority to fund such advisors, and the responsibility to consider the independence factors specified under applicable law and any additional factors the compensation committee deems relevant. The compensation committee engaged Frederick W. Cook & Co. (“FW Cook”) since 2011 to provide advice in connection with our executive compensation programs and used FW Cook’s recommendations as part of its decision-making process for setting the named executive officers’ 2013 compensation. In the first quarter of 2014, the compensation committee assessed the independence of FW Cook pursuant to the Nasdaq listing standards and concluded that the work of FW Cook has not raised any conflict of interest.
Nominating/Corporate Governance Committee
Our nominating/corporate governance committee currently consists of Brian K. Halak, Ph.D., Philip R. Tracy and James R. Largent. Mr. Tracy serves as chairman of the nominating/corporate governance committee.
Our nominating/corporate governance committee identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors, conducts searches for appropriate directors and evaluates the performance of our board of directors and of individual directors. In evaluating potential nominees to the board of directors, the nominating/corporate governance committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experience can enhance the effectiveness of our board of directors. Accordingly, as part of its evaluation of each candidate, the nominating/corporate governance committee takes into account that candidate’s background, experience, qualifications, attributes and skills that may complement, supplement or duplicate those of other prospective candidates and current directors. Our nominating/corporate governance committee also considers candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals under our amended and restated bylaws and is accompanied by certain required information about the candidate and the stockholder submitting the proposal. Candidates proposed by stockholders will be evaluated by our nominating/corporate governance committee using the same criteria as for all other candidates. Our nominating/corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the board of directors concerning corporate governance matters. Our nominating/corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees.
Board Meetings and Attendance
Our board of directors held nine (9) meetings in 2013. In 2013, each member of the board of directors attended 75% or more of the aggregate of (i) the total number of board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service.
Director Attendance at Annual Meetings of Stockholders
Directors are encouraged, but not required, to attend our annual stockholder meetings. All of our then-serving directors attended our last annual meeting.
Separation of CEO and Chairman Roles
Our board of directors separates the positions of chairman of the board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business activities, while allowing the chairman of the board to lead our board of directors in its fundamental role of providing advice to and independent oversight of our management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman of the board, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors is led by our chairman of the board. The chairman of the board chairs all board meetings (including executive sessions), acts as liaison between the independent directors and management, approves board meeting schedules and oversees the information distributed in advance of board meetings, is available to our outside corporate counsel to discuss and, as necessary, respond to stockholder communications to our board of directors and calls meetings of the independent directors. We believe that having different people serving in the roles of chairman of the board and chief executive officer is an appropriate and effective organizational structure for our Company.
Risk Oversight
Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.
Each of our board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the audit committee with respect to risk management and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks and reports to our board of directors regarding these activities.
Code of Business Conduct
Our board of directors has adopted a code of ethics and business conduct that applies to all of our employees, executive officers (including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions) and directors. The full text of our code of ethics and business conduct is posted on our website at www.alimerasciences.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our code of ethics and business conduct, or waivers of such provisions, applicable to our directors and executive officers at the same location on our website identified above and also in a Current Report on Form 8-K, as required, within four business days following the date of such amendment or waiver. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Limitation of Liability and Indemnification
We have entered into indemnification agreements with each of our directors and executive officers. The agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of our directors or executive officers, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and amended and restated bylaws. In addition, the agreements provide that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors in connection with a legal proceeding.

Our restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.
Our restated certificate of incorporation also provides that if Delaware law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.
In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to enter into indemnification agreements with our directors and executive officers and we are authorized to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.
Communications to the Board of Directors
Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attn: Secretary. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary of the Company will forward it, depending on the subject matter, to the chairman of the board of directors, chairman of a committee of the board of directors, the full board of directors or a particular director, as appropriate.

Director Compensation
Our board of directors, based in part on the recommendations of FW Cook, amended our non-employee director compensation program effective as of January 1, 2013. The table below sets forth the provisions of the non-employee director compensation program.

Term	Compensation
Annual Cash Retainer (1)	$35,000
Chairman of Board Compensation (1)	Additional annual retainer of $25,000
Chair of Audit Committee Compensation (1)	Additional annual retainer of $17,000
Chair of Compensation Committee Compensation (1)	Additional annual retainer of $10,000
Chair of Nominating/Corporate Governance Committee Compensation (1)	Additional annual retainer of $6,000
Non-Chair Member of Audit Committee Compensation (1)	Additional annual retainer of $7,000
Non-Chair Member of Compensation Committee Compensation (1)	Additional annual retainer of $5,000
Non-Chair Member of Nominating/Corporate Governance Committee Compensation (1)	Additional annual retainer of $3,000
Initial Option Grant	Option to purchase up to 20,000 shares of our common stock upon election as director prorated based on the number of days remaining in the year of election (2)
Annual Option Grant	Option to purchase 20,000 shares of our common stock following each annual meeting of stockholders (4)
(1) All annual cash retainer fees are paid in four quarterly payments.
(2) Option vests and becomes exercisable with respect to 25% of the option shares after one year of service on the board of directors and an additional 6.25% of the option shares for each subsequent three-month period thereafter.
(3) Option is vested and exercisable in full on the date of grant.
(4) Option vests and becomes exercisable in equal monthly installments over the following 12 months provided the director provides continuous service through the applicable vesting date.
All stock option grants to non-employee directors will have an exercise price per share equal to the fair market value of one share of our common stock on the date of grant and will be subject to the terms of our 2010 Equity Incentive Plan. Each option granted under our non-employee director compensation program that is not fully vested will become fully vested upon a change in control of our Company and if the non-employee director’s service terminates due to death.
We currently have a policy to reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board and committee meetings.

Director Compensation Table for Year Ended December 31, 2013
The following table sets forth information regarding compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2013:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Glen Bradley, Ph.D.	$42,000	$99,516	$141,516
Mark J. Brooks (3)	47,000	99,516	146,516
Brian K. Halak, Ph.D. (3)	48,000	99,516	147,516
Garheng Kong, M.D., Ph.D.	38,915	82,068	120,983
James R. Largent	43,000	99,516	142,516
Peter J. Pizzo, III	52,000	99,516	151,516
Calvin W. Roberts, M.D.	35,000	99,516	134,516
Philip R. Tracy	66,000	99,516	165,516

(1) Mr. Myers was not eligible in 2013 to receive any compensation from us for service as a director pursuant to our non-employee director compensation plan because Mr. Myers is a Company employee.
(2) The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 11 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of our assumptions in determining the ASC 718 values of our option awards.
(3) Fees earned by Mr. Brooks and Dr. Halak were paid to the management companies of the venture capital funds affiliated with these directors.

The following table sets forth information regarding outstanding option awards held by each of our non-employee directors as of December 31, 2013:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Glen Bradley, Ph.D.	12,500	7,500	7.97	April 18, 2021(1)
	7,500	—	2.77	June 14, 2022(2)
	12,500	—	1.85	January 30, 2023(2)
	10,000	10,000	5.39	June 17, 2023(3)
Mark J. Brooks	6,562	938	11.00	April 27, 2020(4)
	7,500	—	7.53	June 8, 2021(2)
	7,500	—	2.77	June 14, 2022(2)
	12,500	—	1.85	January 30, 2023(2)
	10,000	10,000	5.39	June 17, 2023(3)
Brian K. Halak, Ph.D.	6,562	938	11.00	April 27, 2020(4)
	7,500	—	7.53	June 8, 2021(2)
	7,500	—	2.77	June 14, 2022(2)
	12,500	—	1.85	January 30, 2023(2)
	10,000	10,000	5.39	June 17, 2023(3)
Garheng Kong, M.D., Ph.D.	5,000	15,000	2.49	October 2, 2022(6)
	10,000	10,000	5.39	June 17, 2023(3)
James R. Largent	11,250	8,750	8.47	July 28, 2021(5)
	7,500	—	2.77	June 14, 2022(2)
	12,500	—	1.85	January 30, 2023(2)
	10,000	10,000	5.39	June 17, 2023(3)
Peter J. Pizzo, III	17,500	2,500	11.00	April 27, 2020(4)
	7,500	—	7.53	June 8, 2021(2)
	7,500	—	2.77	June 14, 2022(2)
	12,500	—	1.85	January 30, 2023(2)
	10,000	10,000	5.39	June 17, 2023(3)
Calvin W. Roberts, M.D.	4,412	—	3.88	June 25, 2015(2)
	4,412	—	4.02	July 16, 2016(2)
	6,562	938	11.00	April 27, 2020(4)
	7,500	—	7.53	June 8, 2021(2)
	7,500	—	2.77	June 14, 2022(2)
	12,500	—	1.85	January 30, 2023(2)
	10,000	10,000	5.39	June 17, 2023(3)
Philip R. Tracy	6,562	938	11.00	April 27, 2020(4)
	7,500	—	7.53	June 8, 2021(2)
	7,500	—	2.77	June 14, 2022(2)
	12,500	—	1.85	January 30, 2023(2)
	10,000	10,000	5.39	June 17, 2023(3)

(1) Exercisable with respect to 25% of the shares of stock which are subject to this option on April 18, 2012 (the “Initial Vesting Date”), provided the optionee provides continuous service to Alimera through the Initial Vesting Date; and the remainder of the shares of stock which are subject to this option shall vest in equal increments quarterly over three years beginning on the date three months from such Initial Vesting Date, provided optionee provides continuous service to Alimera through the last day of each quarterly period.
(2) Exercisable with respect to 100% of the shares of stock which are subject to this option as of the date of grant.
(3) The shares of stock which are subject to this option shall vest in equal increments monthly installments beginning on July 18, 2013, (the “Initial Vesting Date”), provided optionee provides continuous service to Alimera through the 18th day of each monthly period.

(4) Exercisable with respect to 25% of the shares of stock which are subject to this option on April 27, 2011 (the “Initial Vesting Date”), provided the optionee provides continuous service to Alimera through the Initial Vesting Date; and the remainder of the shares of stock which are subject to this option shall vest in equal increments quarterly over three years beginning on the date three months from such Initial Vesting Date, provided optionee provides continuous service to Alimera through the last day of each quarterly period.
(5) Exercisable with respect to 25% of the shares of stock which are subject to this option on July 28, 2012 (the “Initial Vesting Date”), provided the optionee provides continuous service to Alimera through the Initial Vesting Date; and the remainder of the shares of stock which are subject to this option shall vest in equal increments quarterly over three years beginning on the date three months from such Initial Vesting Date, provided optionee provides continuous service to Alimera through the last day of each quarterly period.
(6) Exercisable with respect to 25% of the shares of stock which are subject to this option on October 2, 2013 (the “Initial Vesting Date”), provided the optionee provides continuous service to Alimera through the Initial Vesting Date; and the remainder of the shares of stock which are subject to this option shall vest in equal increments quarterly over three years beginning on the date three months from such Initial Vesting Date, provided optionee provides continuous service to Alimera through the last day of each quarterly period.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2014, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Grant Thornton LLP has served as our independent registered public accounting firm since August 23, 2012. Prior to such time, Deloitte & Touche LLP served as our independent registered accounting firm. See “Changes in Independent Registered Public Accounting Firm” below. Representatives of Grant Thornton are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the audit committee of the board of directors is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the board of directors will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the audit committee of our board of directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
In order for Proposal 2 to pass, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum, however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE THE PROXY CARD “FOR” PROPOSAL 2
Changes in Independent Registered Public Accounting Firm
On August 23, 2012, the audit committee of our board of directors dismissed Deloitte & Touche LLP as the independent registered public accounting firm for the Company and its subsidiaries, effective as of August 23, 2012, and approved the Company’s engagement of Grant Thornton LLP as the independent registered public accounting firm for the Company and its subsidiaries, subject to Grant Thornton LLP’s acceptable of such engagement. On August 27, 2012, the Company formally engaged Grant Thornton LLP as its independent registered public accounting firm for the year ending December 31, 2012.
Deloitte & Touche LLP’s report on the Company’s financial statements for the fiscal year ended December 31, 2011 contained an explanatory paragraph regarding the Company’s ability to continue as a going concern. Other than such statement, no report of Deloitte & Touche LLP on the financial statement of the Company for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal year ended December 31, 2011 and through August 23, 2012, there were no disagreement(s) with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement(s) in connection with its report on the Company’s consolidated financial statements.
The Company provided Deloitte & Touche LLP a copy of the above disclosures and requested that Deloitte & Touche LLP furnish to the Company a letter addressed to the SEC stating whether it agrees with the statements made above. A copy of that letter, dated August 28, 2012, was filed as Exhibit 16.1 to the Company’s current report on Form 8-K filed with the SEC on August 28, 2012.

Independent Registered Public Accounting Firm’s Fees
The following table sets forth the fees billed by Grant Thornton LLP and Deloitte & Touche LLP, our independent registered public accounting firm, for audit and non-audit services rendered to the Company in 2013 and 2012. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

	Year Ended December 31,
	2013	2012
Grant Thornton LLP Fees
Audit fees(1)	$217,464	$133,964
Audit-related fees	—	—
Tax fees(2)	416,154	58,300
All other fees	—	—
Deloitte & Touche LLP Fees
Audit fees(3)	—	135,309
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total aggregate fees	$633,618	$327,573

(1) The fees billed or incurred by Grant Thornton LLP for professional services in 2012 include the review of our quarterly financial statements included in our quarterly report on Form 10-Q and for the quarter September 30, 2012 and the audit of our annual financial statements included in our annual report on Form 10-K for the year ended December 31, 2012. The fees billed or incurred by Grant Thornton LLP for professional services in 2013 include the review of our quarterly financial statements included in our quarterly reports on Form 10-Q and for the quarters March 31, 2013, June 30, 2013 and September 30, 2013, the audit of our annual financial statements included in our annual report on Form 10-K for the year ended December 31, 2013 and the review and consent issued for our registration statements on Form S-3 and Form S-8.
(2) Fees billed or incurred by Grant Thornton LLP for professional services rendered in connection with an Internal Revenue Code Section 382 study, global tax consulting and domestic tax returns.
(3) The fees billed or incurred by Deloitte & Touche LLP for professional services in 2012 include the review of our quarterly financial statements included in our quarterly reports on Form 10-Q and for the quarters ended March 31, 2012 and June 30, 2012 and the review and consent issued for our registration statements on Form S-1 and Form S-8.
All fees described above were pre-approved by the audit committee in accordance with applicable SEC requirements.
Pre-Approval Policies and Procedures of the Audit Committee
The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Deloitte & Touche LLP and Grant Thornton LLP, our independent registered public accounting firms. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of Deloitte & Touche LLP and Grant Thornton LLP or on an individual case-by-case basis before Deloitte & Touche LLP or Grant Thornton LLP is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by Grant Thornton LLP in 2013 is compatible with maintaining the principal accountant’s independence for audit purposes. Neither Deloitte & Touche LLP nor Grant Thornton LLP has been engaged to perform any non-audit services other than tax-related services.

REPORT OF THE AUDIT COMMITTEE1
The audit committee of our board of directors operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under “Corporate Governance — Board Committees — Audit Committee”. Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. In addition, the audit committee discussed with the independent registered public accounting firm those matters required to be discussed by Statement of Accounting Standards 114, as modified, as adopted by the Public Company Accounting Oversight Board, or “PCAOB”, in Rule 3200T and by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as may be further modified or supplemented. Additionally, the independent registered public accounting firm provided to the audit committee the written disclosures and the letter required by PCAOB Rule 3526 “Communication with Audit Committees concerning independence” as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with the independent registered public accounting firm its independence from the Company.
The audit committee has adopted a charter and a process for pre-approving services to be provided by the independent registered public accountant.
Based upon the review and discussions described in the preceding paragraph, our audit committee recommended to the board of directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:

Peter J. Pizzo, III (Chairman)
Glen Bradley, Ph.D.
Mark J. Brooks

1
The material in this report shall not be deemed to be “soliciting material” or “filed” with the SEC. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information concerning beneficial ownership of our common stock and preferred stock as of April 11, 2014, by:

•	each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock and preferred stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.
The table below is based upon information supplied by directors, executive officers and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 11, 2014.
The percentage ownership is based upon 40,302,183 shares of common stock outstanding as of April 11, 2014.
The column in the table below entitled “Number of Shares of Common Stock Beneficially Owned” includes (a) shares of Common Stock subject to options or warrants to purchase Common Stock that are currently exercisable or exercisable within 60 days of April 11, 2014, (b) shares of Common Stock subject to restricted stock unit awards that will vest within 60 days of April 11, 2014 and (c) shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock and directly or indirectly issuable upon exercise of warrants to purchase shares of Series A Preferred Stock. The column in the table below entitled “Percentage of Shares of Common Stock Beneficially Owned” deems the shares of Common Stock set forth in clauses (a) – (c) of the prior sentence to be outstanding and to be beneficially owned by the person holding the options, Common Stock warrants, restricted stock unit award, Series A Preferred Stock or Series A Preferred Stock warrants for the purpose of computing the percentage ownership of the holder thereof, but such securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The column in the table below entitled “Number of Shares of Series A Preferred Stock Beneficially Owned” includes (1) shares of Series A Preferred Stock outstanding as of April 11, 2014 and (2) shares of Series A Preferred Stock issuable upon exercise of warrants to purchase shares of Series A Preferred Stock exercisable within 60 days of April 11, 2014. The column in the table below entitled “Percentage of Shares of Series A Preferred Stock Beneficially Owned” deems the shares of Series A Preferred Stock issuable upon warrants held by the holder thereof to be outstanding for the purpose of computing such holder’s percentage ownership, but such securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Pursuant to the terms of the Series A Preferred Stock, the Series A Preferred Stock votes together at the Annual Meeting with Common Stock on an as converted basis based on a deemed conversion price of $2.95. As such, the columns in the table below entitled “Number of Voting Shares Owned” and “Percentage of Voting Shares Owned” include outstanding shares of Common Stock as of April 11, 2014 and shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock assuming a deemed conversion price of $2.95.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares of Series A Preferred Stock		Percentage of Shares of Series A Preferred Stock Beneficially Owned	Number of Voting Shares Owned	Percentage of Voting Shares Owned
5% Stockholders (other than our executive officers and directors)
Palo Alto Investors, LLC 470 University Avenue Palo Alto, California 94301	15,364,307	(2)	34.3%	780,000	(24)	75.7%	11,770,577	22.7%
Intersouth Partners 102 City Hall Plaza Suite 200 Durham, North Carolina 27701	4,877,480	(3)	12.1%	—		—	4,877,480	9.4%
BAVP, LP 950 Tower Lane, Suite 700 Foster City, California 94404	4,863,094	(4)	12.1%	—		—	4,863,094	9.4%
Domain Associates, L.L.C. One Palmer Square Princeton, New Jersey 08542	3,644,702	(5)	9.0%	—		—	3,644,702	7.0%
Sofinnova Ventures 2800 Sand Hill Road Suite 150 Menlo Park, California 94025	4,887,218	(6)	10.8%	325,000	(25)	35.1%	3,389,831	6.5%
Columbia Wanger Asset Management, LLC 227 West Monroe Street Suite 3000 Chicago, IL 60606	3,016,280	(7)	7.5%	—		—	3,016,280	5.8%
Polaris Venture Partners 1000 Winter Street Suite 3350 Waltham, MA 02451	3,148,355	(8)	7.8%	—		—	3,148,355	6.1%
Growth Equity Opportunities Fund III, LLC New Enterprise Associates 1954 Greenspring Drive Suite 600 Timonium, MD 21093	2,932,331	(9)	7.2%	45,000	(26)	5.0%	2,255,639	4.4%

Directors and Named Executive Officers
Glen Bradley, Ph.D.	63,380	(10)	*	—	—	10,047	*
Mark J. Brooks	53,333	(11)	*	—	—	—	*
Susan Caballa	399,270	(12)	1.0%	—	—	77,432	*
Richard S. Eiswirth	571,370	(13)	1.4%	—	—	17,474	*
Kenneth Green, Ph.D.	564,295	(14)	1.4%	—	—	10,020	*
Brian K. Halak, Ph.D.	3,698,035	(15)	9.2%	—	—	3,644,702	7.0%
David Holland	403,989	(16)	1.0%	—	—	98,362	*
Garheng Kong, Ph.D.	25,833	(17)	*	—	—	—	*
James R. Largent	52,083	(18)	*	—	—	—	*
C. Daniel Myers	1,083,504	(19)	2.6%	—	—	116,130	*
Peter J. Pizzo, III	73,333	(20)	*	—	—	7,500	*
Calvin W. Roberts, M.D.	429,511	(21)	1.1%	—	—	327,648	*
Philip R. Tracy	4,930,813	(22)	12.2%	—	—	4,877,480	9.4%
All current directors and executive officers as a group (14 persons)	12,436,250	(23)	28.6%	—	—	9,186,795	17.7%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005.
(2)
Represents 750,191 shares of Common Stock and an aggregate of 420,301 shares of Common Stock issuable upon conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Palo Alto Investors, LLC (“PAI LLC”), as an investment advisor and general partner of other funds; 1,216,563 shares of Common Stock and an aggregate of 6,789,323 shares of Common Stock issuable upon conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Palo Alto Healthcare Master Fund, L.P. (“Healthcare Master”); 1,668,230 shares of Common Stock and an aggregate of 4,519,699 shares of Common Stock issuable upon conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Palo Alto Healthcare Master Fund II, L.P. (“Healthcare Master II”). Palo Alto Healthcare Fund, L.P. (“Healthcare”) and Palo Alto Healthcare II, L.P. (“Healthcare II”) hold shares of Common Stock indirectly through Healthcare Master and Healthcare Master II. Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun co-manage PAI LLC. PAI LLC, Healthcare Master, Healthcare Master II, Healthcare, Healthcare II, Dr. Lee and Dr. Yun (collectively the “PAI Investors”) filed a Schedule 13G jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each PAI Investor disclaims beneficial ownership, except to the extent of that PAI Investors’ pecuniary interest therein. In addition, Healthcare Master, Healthcare Master II, Healthcare and Healthcare II should not be construed as an admission that any of them is, and each disclaims that it is, a beneficial owner of any of Common Stock, Series A Preferred Stock or a warrant to purchase Series A Preferred Stock.

(3)
Represents 73,590 shares held by Intersouth Affiliates V, L.P.; 1,605,743 shares held by Intersouth Partners V, L.P.; 2,053,381 shares held by Intersouth Partners VI, L.P.; and 1,144,766 shares held by Intersouth Partners VII, L.P. Philip R. Tracy, a member of and the chairman of our board of directors, is a member of each of Intersouth Associates V, LLC, Intersouth Associates VI, LLC and Intersouth Associates VII, LLC. Pursuant to powers of attorney granted by each of Intersouth Associates V, LLC, Intersouth Associates VI, LLC and Intersouth Associates VII, LLC, Mr. Tracy shares voting power with respect to the securities owned by the entities for which these entities serve as general partners. Mr. Tracy disclaims beneficial ownership of these shares held by Intersouth Affiliates V, L.P., Intersouth Partners V, L.P., Intersouth Partners VI, L.P., and Intersouth Partners VII, L.P., except to the extent of his pecuniary interest therein.

(4)
The general partner of BAVP, LP is Scale Venture Management 1, LLC (“SVM I”). Mark J. Brooks, a member of our Board of Directors, is a member of SVM I; however, voting and investment power with respect to these shares is shared only by the managing members of SVM 1, Kate Mitchell and Rory O’Driscoll. Ms. Mitchell and Mr. O’Driscoll disclaim beneficial ownership with respect to the shares held by BAVP, LP, except to the extent of their respective pecuniary interest therein, if any. Mr. Brooks is also a member of Scale Venture Management I-A, LLC, which serves as the management company for BAVP, LP and SVM I; however, SVM I maintains the ultimate responsibility for the voting and investment power with respect to these shares.

(5)
Represents 3,590,931 shares held by Domain Partners VI, L.P. and 34,907 shares held by DP VI Associates, L.P. and 18,864 shares held by One Palmer Square Associates VI, L.L.C. The managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and investment power with respect to these shares. Brian Halak, Ph.D., a member of our board of directors, is a member of One Palmer Square Associates VI, LLC, but has no voting or investment power and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(6)
Represents an aggregate of 4,887,218 shares of Common Stock issuable upon conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Sofinnova Venture Partners VIII, L.P. (“SVP VIII”). Sofinnova Management VIII, L.L.C. (“SM VIII”) is the general partner of SVP VIII and Anand Mehra, Michael Powell, Srinivas Akkarju and James I. Healy, are the managing members of SM VIII (the “Managing Members”). SVP VIII, SM VIII and the Managing Members may be deemed to have shared voting and dispositive power over the shares owned by SVP VIII. Such persons and entities disclaim beneficial ownership over the shares owned by SVP VIII except to the extent of any pecuniary interest therein.

(7)
The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 6, 2014. According to the Schedule 13G/A, Columbia Wanger Asset Management, LLC (“CWAM”) has sole power to vote or to direct the vote of 2,646,280 shares of Common Stock and sole power to dispose or direct the disposition of 3,016,280 shares of Common Stock. According to the Schedule 13G/A, Columbia Acorn Fund has sole voting and dispositive power over 2,040,000 shares of Common Stock. CWAM is the investment adviser of Columbia Acorn Fund and various other investment companies and managed accounts, and may be deemed to beneficially own the shares reported by Columbia Acorn Fund. Accordingly, the shares reported in the Schedule 13G/A by CWAM include those shares separately reported in the Schedule 13G/A by Columbia Acorn Fund. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2013 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2013 and April 11, 2014.

(8)
Represents 3,090,769 shares held by Polaris Venture Partners IV, L.P. and 57,586 shares held by Polaris Venture Entrepreneurs’ Fund IV, L.P. Polaris Venture Management Co. IV, L.L.C., is the sole general partner of Polaris Venture Partners IV, L.P. and Polaris Venture Partners Entrepreneurs’ Fund IV, L.P.

(9)
Represents an aggregate of 2,255,639 shares of Common Stock and 676,692 shares of Common Stock issuable upon exercise of a warrant to purchase Series A Preferred Stock held by Growth Equity Opportunities Fund III, LLC (“GEO”). New Enterprise Associates 14, L.P. (“NEA 14”), which is the sole member of GEO; NEA Partners 14, L.P. (“NEA Partners 14”), which is the sole general partner of NEA 14; NEA 14 GP, LTD (“NEA 14 GP”), which is the sole general partner of NEA Partners 14; and Michael James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Anthony A. Florence, Jr., Patrick J. Kerins, Krishna S. Kolluri, David M. Mott, Scott D. Sandell, Peter W. Sonsini, Ravi Viswanathan and Harry R. Weller (collectively, the “Directors”). The Directors are the individual directors of NEA 14 GP. GEO, NEA 14, NEA Partners 14, NEA 14 GP and the Directors are sometimes referred to collectively herein as the “Reporting Persons.” Each Reporting Person disclaims beneficial ownership of such shares of common stock except for the shares, if any, such Reporting Person holds of record.

(10)
Includes 53,333 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014. Excludes 6,667 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014.

(11)
Includes 53,333 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014. Excludes 1,667 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014. Mr. Brooks is a member of Scale Venture Management 1, LLC, the general partner of BAVP, LP. Mr. Brooks is deemed to hold the options for the benefit of Scale Management, LLC and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein, if any.

(12)
Includes 321,838 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014. Excludes 215,031 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014.

(13)
Includes 553,896 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014. Excludes 581,757 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014.

(14)
Includes 554,275 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014. Excludes 340,954 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014.

(15)
Dr. Halak is affiliated with Domain Associates L.L.C. Dr. Halak disclaims beneficial ownership of the shares held by the entities affiliated with Domain Associates referenced in footnote (5) above, except to the extent of his pecuniary interest therein. Includes 53,333 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014. Excludes 1,667 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014.

(16)
Includes 300,627 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014. Excludes 259,320 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014.

(17)
Includes 25,833 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014. Excludes 14,167 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014.

(18)
Includes 52,083 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014. Excludes 7,917 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014.

(19)
Includes 967,374 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014. Excludes 846,105 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014.

(20)
Includes 65,833 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014. Excludes 1,667 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014.

(21)
Includes 62,157 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014, 39,706 shares issuable upon exercise of warrants exercisable within 60 days of April 11, 2014, 40,587 shares held by Calvin W. Roberts MD PC Pension Plan and 287,061 shares held in a number of trusts with indirect ownership. Mr. Roberts disclaims beneficial ownership of the shares held in trust. Excludes 1,667 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014.

(22)
Mr. Tracy is affiliated with Intersouth Partners. Mr. Tracy disclaims beneficial ownership of the shares held by the entities affiliated with Intersouth Partners referenced in footnote (3) above, except to the extent of his pecuniary interest therein. Includes 53,333 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014. Excludes 1,667 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014.

(23)
Includes 3,204,749 shares issuable upon exercise of options exercisable within 60 days of April 11, 2014, 40,587 shares held by Calvin W. Roberts MD PC Pension Plan, 287,061 shares held in a number of trusts with indirect ownership, which Mr. Roberts disclaims beneficial ownership thereof and 144,764 shares held in joint tenancy by an executive and his spouse. Excludes 2,592,752 shares of Common Stock subject to options that are not exercisable within 60 days of April 11, 2014.

(24)
Includes 21,500 shares of Series A Preferred Stock and a warrant to purchase 6,450 shares of Series A Preferred Stock held by PAI LLC, 231,200 shares of Series A Preferred Stock and a warrant to purchase 69,360 shares of Series A Preferred Stock held by Healthcare Master; and 347,300 shares of Series A Preferred Stock and a warrant to purchase 104,190 shares of Series A Preferred Stock held by Master II. For further information regarding PAI Investors, see footnote (2) above.

(25)
Includes 250,000 shares of Series A Preferred Stock and a warrant to purchase 75,000 shares of Series A Preferred Stock held by SVP VIII. For further information regarding SVP III, see footnote (6) above.

(26)	Includes a warrant to purchase 45,000 shares of Series A Preferred Stock held by GEO. For further information regarding GEO, see footnote (9) above.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2013, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.
CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2012, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.
All of the transactions set forth below were approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third-parties. It is our intention to ensure that all future transactions between us and our directors, executive officers and principal stockholders and their affiliates are approved by a majority of the members of our board of directors, including a majority of the independent and disinterested members of our board of directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third-parties.
Private Placement Financings
Series A Preferred Stock Financing. On October 2, 2012, we sold an aggregate of 1,000,000 units comprised of 1,000,000 shares of our Series A Preferred Stock and Warrants exercisable for up to an aggregate of 300,000 shares of our Series A Preferred Stock at an exercise price of $44.00 per share for gross proceeds of $40.0 million prior to the payment of related expenses (the “Series A Preferred Stock Financing”). The units were issued to various investors, including entities affiliated with Palo Alto Investors, LLC (“Palo Alto”), Sofinnova Venture Partners VIII, L.P. (“Sofinnova”) and Growth Equity Opportunities Fund III, LLC (“GEOF”). See “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding the shares held by these entities.
Transactions with our Directors, Executive Officers, Key Employees and Significant Stockholders
Indemnification Agreements. We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The agreements provide that we will indemnify each of our directors, executive officers and such key employees against any and all expenses incurred by that director, executive officer or key employee because of his or her status as one of our directors, executive officers or key employees to the fullest extent permitted by Delaware law, our restated certificate of incorporation and our amended and restated bylaws (except in a proceeding initiated by such person without board approval). In addition, the agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and key employees in connection with a legal proceeding in which they may be entitled to indemnification.
Registration Rights Agreement. In connection with our Series A Preferred Stock financing, we entered into a registration rights agreement with Palo Alto, Sofinnova, and GEOF dated October 2, 2012. The agreement provides that Palo Alto, Sofinnova and GEOF have certain registration rights relating to the registration of our common stock under certain circumstances set forth in the agreement.
Equity Awards. See “Corporate Governance — Director Compensation” and “Executive Compensation” for additional information regarding stock options and equity awards granted to our directors and named executive officers.
Series A Preferred Director. As part of the Series A Preferred Stock Financing, so long as certain conditions are met, the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect, at any election of our Class II Directors, one director to serve on the board of directors (the “Preferred Director”). For so long as the holders of the Series A Preferred Stock retain this right, the Preferred Director is to be nominated by Sofinnova Venture Partners VIII, L.P. The current Preferred Director is Garheng Kong, M.D., Ph.D.

EXECUTIVE OFFICERS
Set forth below is the name, age, and position of each of our executive officers as of April 11, 2014 and certain biographical information for each executive officer.

Name	Age	Position
C. Daniel Myers	59	President, Chief Executive Officer and Director
Richard S. Eiswirth, Jr.	45	Chief Financial Officer and Chief Operating Officer
Kenneth Green, Ph.D.	55	Senior Vice President and Chief Scientific Officer
Susan Caballa	69	Senior Vice President, Regulatory and Medical Affairs
David Holland	50	Senior Vice President of Sales and Marketing
Philip Ashman, Ph. D.	49	Senior Vice President, EU Managing Director
C. Daniel Myers — For biographical information, see “Proposal 1: Election of Directors – Nominees for Election as Class I Directors at the Annual Meeting”.
Richard S. Eiswirth, Jr. has served as Chief Financial Officer of our Company since October 2005 and as Chief Operating Officer since August 2010. From 2003 to 2005, Mr. Eiswirth served as founding partner of Brand Ignition Group, engaged in consumer products acquisition activities. From 2002 to 2005, Mr. Eiswirth served as President of Black River Holdings, Inc., a financial consultancy he founded in 2002. Mr. Eiswirth served as Chief Financial Officer and Senior Executive Vice President of Netzee, Inc., a provider of Internet banking solutions to community banks from 1999 to 2002. Mr. Eiswirth held various positions with Arthur Andersen, where he began his career, from 1991 to 1999. Mr. Eiswirth previously served as chairman, audit committee chairman and member of the compensation committee of Jones Soda Co., a Seattle, Washington based beverage company, and as director and audit committee chairman of Color Imaging, Inc., a Norcross, Georgia based manufacturer of printer and copier supplies. Mr. Eiswirth was previously a Certified Public Accountant in Georgia. Mr. Eiswirth holds a B.A. in accounting from Wake Forest University.
Kenneth Green, Ph.D. joined us in 2004 as Vice President of Scientific Affairs, and has served as the Senior Vice President and Chief Scientific Officer of our Company since January 2007. Prior to joining us, Dr. Green served as the V.P. Global Head of Clinical Sciences at Novartis Ophthalmics. He has managed ophthalmic clinical development organizations at Storz Ophthalmics, Bausch & Lomb and CIBA Vision. He started his career in the pharmaceutical industry in 1984, as a basic research scientist in drug discovery at Lederle Laboratories, and has since held positions in many areas of drug development. Dr. Green holds a B.A. in Chemistry from Southern Illinois University and a Ph.D. in Organic Chemistry from Ohio State University.
Susan Caballa has served as the Senior Vice President of Regulatory and Medical Affairs of our Company since 2004. Prior to joining us, Ms. Caballa served as the Vice President of Regulatory and Medical Affairs at Novartis Ophthalmics from 1999 to 2004. Ms. Caballa also held various regulatory management positions with the following companies engaged in the development and marketing of ophthalmic products: Allergan, Inc. (1983-1987), Iolab Corporation, a J&J Company (1987-1994) and Alcon Laboratories, Inc. (1994-1999). Ms. Caballa holds a B.S. in Chemistry and a Masters in Chemistry from the University of Santo Tomas and University of the Philippines.
David Holland is one of our co-founders and served as the Vice President of Marketing since the founding of our Company in 2003 through August 2010 when he was appointed the Senior Vice President of Sales and Marketing. Prior to founding our Company, Mr. Holland served as the Vice President of Marketing of Novartis Ophthalmics from 1998 to 2003. In 1997, Mr. Holland served as Global Head of the Lens Business at CIBA Vision and in 1996, Global Head of the Lens Care Business of CIBA Vision. From 1992 to 1995, Mr. Holland served as the Director of Marketing for CIBA Vision Ophthalmics. From 1989 to 1991, Mr. Holland served as New Products Manager for CIBA Vision. From 1985 to 1989, Mr. Holland served as a Brand Assistant and Assistant Brand Manager of Procter and Gamble. Mr. Holland holds an A.B. in Politics from Princeton University.
Philip Ashman, Ph.D. has served as the Senior Vice President, Managing Director Europe since January 1, 2013. Prior to joining us, Dr. Ashman held a number of leadership roles at Bayer from 2006 to 2012, most recently responsible for leadership of the market access strategy in the U.K. for Bayer, covering all therapy areas including Ophthalmology. Prior to this, Dr. Ashman served as Vice President Global Marketing Oncology at Bayer and also as Vice President Regional Business Unit Head (Europe) Oncology, responsible for the delivery of oncology sales and profitability targets in Europe, Canada, the Middle East and Africa. Before 2006, Dr. Ashman held UK-based business leadership positions in AstraZeneca and Sanofi. Dr. Ashman holds a doctorate in biochemistry from the University of London: Royal Holloway and Bedford, U.K., and a Bachelor of Science degree in biochemistry from the University College London, U.K.
Election of Officers
Our executive officers are currently elected by our board of directors on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION
2013 Summary Compensation Table
The following table summarizes the compensation that we paid to our Chief Executive Officer and each of our two other most highly compensated executive officers during the year ended December 31, 2013. We refer to these executive officers in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	All other Compensation ($)(5)	Total ($)
C. Daniel Myers	2013	444,599	61,132	—	1,165,294	(6)	44,016	6,408	1,721,449
Chief Executive Officer	2012	431,650	118,704	33,465	1,122,702		118,703	1,904	1,827,128
Richard S. Eiswirth, Jr.	2013	320,725	32,073	—	889,319	(6)	23,092	6,408	1,271,617
Chief Operating Officer and Chief Financial Officer	2012	311,383	62,277	23,363	748,040		62,276	6,404	1,213,743
Kenneth Green, Ph.D.	2013	303,055	30,306	—	529,930	(6)	21,820	6,408	891,519
Senior Vice President, Scientific Affairs and Chief Scientific Officer	2012	294,228	58,846	18,924	431,785		58,845	6,404	869,032
(1) The amounts set forth in this column represent the subjective portion of our annual bonus awards paid to the named executive officers based on the board of directors’ approval.
(2) The amounts reported in this column represent the aggregate grant date fair value of restricted stock unit awards computed in accordance with FASB ASC Topic 718. See Note 11 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of our assumptions in determining the ASC 718 values of our stock awards.
(3) The amounts reported in this column represent the aggregate grant date fair value of options awarded in 2013 and the incremental fair value of options modified in June 2013 computed in accordance with FASB ASC Topic 718. The grant date fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 11 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of our assumptions in determining the ASC 718 values of our option awards.
(4) The Non-Equity Incentive Plan Compensation represents the bonus paid to executives based on objective corporate targets as defined in our Incentive Compensation Bonus Plan and approved by the board of directors.
(5) All Other Compensation represents 401(k) matching contributions and short-term and long-term disability gross-ups paid on an executive’s behalf.
(6) In June 2013, our compensation committee modified an option held by each of our named executive officers to purchase shares of our common stock originally granted in December 2012, to modify the vesting schedule and decrease the number of shares that may be exercisable under such option. The amount reported includes the incremental fair value of these modified options determined in accordance with FASB ASC Topic 718 based on the probable outcome of the performance-based vesting conditions. However, the incremental fair value of these modified options assuming the performance-based conditions was achieved is set forth in the table below.

Name	Incremental Fair Value included in Summary Compensation Table	Incremental Fair Value if Performance-Based Condition was Achieved
C. Daniel Myers	$231,254	$231,254
Richard S. Eiswirth, Jr.	$220,743	$220,743
Kenneth Green, Ph.D.	$136,650	$136,650
Overview of Compensation Philosophy and Objectives
Our executive compensation programs are designed to fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards, and reward the achievement of, clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and individual goals. Our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards that vest over up to four years) reward sustained performance that is aligned with long-term stockholder interests.
To that end, the compensation committee applies the following principles when structuring compensation arrangements for our named executive officers:

•
In order to determine competitiveness in the marketplace, our compensation committee relies on an analysis of peer group companies, comparable in asset size and corporate structure, prepared by the compensation committee’s compensation consultant. The compensation committee believes that total direct compensation should be established at a level that is competitive with the Company’s defined peer group.

•	Total compensation should include “at risk” components that are linked to annual company and individual performance.

•
Stock−based compensation should form a key component of total compensation as a means of linking senior management to the long−term performance of the Company, motivating our executive officers and aligning their interests with those of stockholders.

•
While base salary and the potential for cash bonuses must be at competitive levels, performance is most significantly impacted by appropriately relating the potential for creating stockholder value to an individual’s compensation potential through the use of equity awards.

Highlights of our named executive officer 2013 compensation program include:

•
Base Salary – Base salaries are intended to reflect compensation commensurate with the individual’s current position and work experience. Our goal in this regard is to attract and retain high-caliber talent for the position and to provide a base wage that is not subject to performance risk. Our compensation committee did not to make any adjustments to the 2013 base salaries of our named executive officers from the amounts paid in 2012. See the column titled “Salary” in the 2013 Summary Compensation Table for additional information related to the base salaries of our named executive officers.

•
Annual Cash Incentive Compensation – Annual cash incentives for our named executive officers are designed to reward the achievement of overall performance by our executive officers each year, which we believe should increase stockholder value. In December 2013, our compensation committee approved the annual cash incentive awards set forth in the table below. See the columns titled “Bonus” and “Non-Equity Incentive Compensation” in the 2013 Summary Compensation Table for additional information.

Named Executive Officer	% of Objective Corporate Goals Achieved (1)	% of Subjective Discretionary Bonus Awarded (2)	Total % of Aggregate Target Cash Incentive Amount Awarded	Actual Cash Incentive Award
C. Daniel Myers	36%	50%	43%	$105,148
Richard S. Eiswirth, Jr.	36%	50%	43%	$55,165
Kenneth Green, Ph.D.	36%	50%	43%	$52,126

(1)
50% of each named executive officer’s aggregate target cash incentive award was allocated to the achievement of objective corporate performance goals approved by the compensation committee, which included (i) gaining positive recommendation from NICE of a PAS for ILUVIEN by June 30, 2013; (ii) launching ILUVIEN in Germany, the U.K. and France; (iii) managing revenue and expenses resulting in positive consecutive monthly EBITDA by December 31, 2013; and (iv) executed board approved expansion strategy.

(2)
50% of each named executive officer’s aggregate target cash incentive award was discretionary based upon the subjective assessment by the compensation committee of the progress of the executive team towards our strategic objectives.

•
Equity Compensation – We utilize equity awards for our long-term equity compensation to ensure that our executive officers have a continuing stake in our long-term success. In 2013, we granted our named executive officers options to purchase shares of our common stock. See the column titled “Option Awards” in the 2013 Summary Compensation Table for additional information related to the equity awards made to our named executive officers. The table below sets forth the equity incentive grants and awards made to our named executive officers in 2013:

Named Executive Officer	Grant Date	Options to Purchase Common Stock	Option Exercise Price Per Share (1)	Vesting Schedule
C. Daniel Myers	December 16, 2013	365,000	$2.47	(2)
	December 16, 2013	110,000	$2.47	(3)
Richard S. Eiswirth, Jr.	December 16, 2013	235,000	$2.47	(2)
	December 16, 2013	105,000	$2.47	(3)
Kenneth Green, Ph.D.	December 16, 2013	135,000	$2.47	(2)
	December 16, 2013	65,000	$2.47	(3)

(1)	Option exercise price was the closing price per share of our common stock on The Nasdaq Global Market, as such price was reported on the date of grant.

(2)	Vests with respect to 1/48th of the shares subject to the option when the named executive officer completes each continuous month of service following the date of grant.

(3)
Vests with respect to 1/48th of the shares subject to the option when the named executive officer completes each continuous month of service after December 19, 2013, provided that we receive approval from the U.S. Food and Drug Administration of our new drug application for ILUVIEN on or prior to December 31, 2014. In June 2013, our compensation committee modified certain options granted to our named executive officer in December 2012. The options originally provided that the options were to become exercisable if and only if the United Kingdom’s National Institute for Health and Clinical Excellence (“NICE”) were to issue final guidance on or before June 30, 2013 recommending ILUVIEN (“Positive Final Guidance”). Our compensation committee determined the Positive Final Guidance was not likely to be received by June 30, 2013. As such, in order to provide continued incentive to our named executive officers to pursue prompt Positive Final Guidance, our compensation committee modified the options to extend the deadline for the issuance of Positive Final Guidance to September 30, 2013, while reducing the number of shares issuable upon such options by 30%.

•
Other Benefits – Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, our employee stock purchase plan and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which are comparable to those provided at peer companies. At this time, we do not provide special benefits or other perquisites to our executive officers.

Tax and Accounting Treatment of Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any one year with respect to each of our named executive officers other than the Chief Financial Officer. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. All grants of options under our 2010 Equity Incentive Plan are intended to qualify for the exemption. Grants of restricted shares or stock units under our 2010 Equity Incentive Plan may qualify for the exemption if vesting is contingent on the attainment of objectives based on the performance criteria set forth in the plan and if certain other requirements are satisfied. Grants of restricted shares or stock units that vest solely on the basis of service cannot qualify for the exemption. Our current cash incentive plan is not designed to qualify for the exemption. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our compensation committee has not adopted a policy requiring all compensation to be deductible. Although tax deductions for some amounts that we pay to our named executive officers as compensation may be limited by section 162(m), that limitation does not result in the current payment of increased federal income taxes by us due to our significant net operating loss carry-forwards. Our compensation committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under section 162(m) if it determines that such action is appropriate and in our best interests.
We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We have not tailored our executive compensation program to achieve particular accounting results.
Stockholder Advisory Vote on Executive Compensation
At our 2013 annual meeting of stockholders, approximately 92.8% of the shares voted were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2013 annual meeting of stockholders, including the 2013 Summary Compensation Table and other related tables and disclosures. The compensation committee considers this vote to be an endorsement of our compensation philosophy and practices, including our balance between cash and equity compensation. Based upon that stockholder vote, the compensation committee believed that significant modifications to our executive compensation program were not necessary for 2013 and, as such, it remained relatively unchanged from our 2013 program. Both our compensation committee and board of directors intend to periodically reevaluate our executive compensation philosophy and practices in light of the Company’s performance, needs and developments, including the outcome of future non−binding advisory votes by the Company’s stockholders.
Outstanding Equity Awards as of December 31, 2013
The following table sets forth information regarding each option held by each of our named executive officers as of December 31, 2013. The vesting applicable to each outstanding option is described in the footnotes to the table below. For a description of the acceleration of vesting provisions applicable to the options held by our named executive officers, please see the section titled “Estimated Benefits and Payments Upon Termination of Employment” below.

	Option Awards
Name	Initial Vesting Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
C. Daniel Myers	7/7/2005		22,775	—	$2.04	7/7/2014
	11/22/2006		55,147	—	1.33	10/12/2016
	12/13/2008		177,883	—	1.40	12/13/2017
	3/20/2009		160,107	—	2.42	3/20/2018
	8/25/2010		26,306	—	4.02	8/25/2019
	12/22/2010		79,851	—	4.02	8/25/2019
	12/3/2010	(2)	74,912	22,273	11.15	11/3/2020
	3/10/2012	(2)	137,500	162,500	1.65	2/10/2022
	1/19/2013	(2)	91,250	273,750	1.66	12/19/2022
	1/19/2013	(3)	19,250	57,750	1.66	12/19/2022
	1/16/2014	(2)	—	365,000	2.47	12/15/2023
	1/16/2014	(4)	—	110,000	2.47	12/15/2023
Richard S. Eiswirth, Jr.	10/31/2006		13,625	—	2.04	10/31/2015
	10/31/2006		96,669	—	1.33	1/1/2016
	11/22/2007		51,471	—	1.33	10/12/2016
	12/13/2008		33,094	—	1.40	12/13/2017
	3/20/2009		46,347	—	2.42	3/20/2018
	6/25/2009		29,411	—	3.88	6/25/2018
	8/25/2010		7,033	—	4.02	8/25/2019
	12/22/2010		21,350	—	4.02	8/25/2019
	12/3/2010	(2)	52,533	15,620	11.15	11/3/2020
	3/10/2012	(2)	77,917	92,083	1.65	2/10/2022
	1/19/2013	(2)	58,750	176,250	1.66	12/19/2022
	1/19/2013	(3)	18,375	55,125	1.66	12/19/2022
	1/16/2014	(2)	—	235,000	2.47	12/15/2023
	1/16/2014	(4)	—	105,000	2.47	12/15/2023
Kenneth Green, Ph.D.	8/2/2005		73,529	—	2.04	8/2/2014
	1/3/2006		14,706	—	2.04	1/3/2015
	11/22/2006		44,118	—	1.33	1/1/2016
	11/22/2006		36,177	—	1.33	10/12/2016
	11/22/2007		8,031	—	1.33	10/12/2016
	3/1/2008		58,824	—	1.40	3/1/2017
	12/13/2008		26,077	—	1.40	12/13/2017
	3/20/2009		67,414	—	2.42	3/20/2018
	8/25/2010		9,118	—	4.02	8/25/2019
	12/22/2010		27,678	—	4.02	8/25/2019
	12/3/2010	(2)	41,668	12,389	11.15	11/3/2020
	3/10/2012	(2)	43,542	51,458	1.65	2/10/2022
	1/19/2013	(2)	33,750	101,250	1.66	12/19/2022
	1/19/2013	(3)	11,375	34,125	1.66	12/19/2022
	1/16/2014	(2)	—	135,000	2.47	12/15/2023
	1/16/2014	(4)	—	65,000	2.47	12/15/2023

(1) Unless otherwise set forth below, 25% of each option vests upon continuous service through the Initial Vesting Date shown in the table. Thereafter, the option vests in 12 equal quarterly installments over the next three years of service.
(2) Vests in 48 equal monthly installments over a four year period beginning on the Initial Vesting Date.

(3) This option shall become exercisable if and only if on or before June 30, 2013 NICE issues Positive Guidance, in which case this option shall vest in forty-eight equal monthly installments beginning on January 19, 2013, provided Reporting Person remains continuously employed by the Issuer through each vesting period. In June 2013, our compensation committee modified certain options granted to our named executive officers in December 2013, including this option. The options originally provided that the options were to become exercisable if and only if NICE were to issue Positive Final Guidance. Our compensation committee determined the Positive Final Guidance was not likely to be received by June 30, 2013. As such, in order to provide continued incentive to our named executive officers to pursue prompt Positive Final Guidance, our compensation committee modified the options to extend the deadline for the issuance of Positive Final Guidance to September 30, 2013, while reducing the number of shares issuable upon such options by 30%.
(4) This option shall vest with respect to 1/48th of the shares subject to the option when the optionee completes each month of continuous service with us after the Initial Vesting Date, provided, however, that no such option shall become exercisable unless and until we receive approval from the U.S. Food and Drug Administration of our new drug application for ILUVIEN on or prior to December 31, 2014.
Employment Agreements with Our Executive Officers
We have entered into employment agreements with each of our named executive officers. The employment agreements provide for a starting base salary and a potential annual bonus, which is subject to adjustment by our board of directors from time to time. In addition, each of the agreements provides that if we terminate the named executive officer’s employment without cause or if he or she resigns for good reason, the named executive officer is entitled to one year of his or her base salary at the rate in effect at the time of his termination paid in 12 equal monthly installments. The named executive officer will also be entitled to the portion of his or her bonus earned up until termination. In addition, the named executive officer is entitled to reimbursement of his or her premiums for medical insurance coverage under COBRA for 12 months after the date of termination or until the named executive officer is eligible to be covered under a medical insurance plan by a subsequent employer. The employment agreements also provide for acceleration of any unvested options held by our named executive officers in the event of a change of control. Under these provisions, in the event of change of control, each executive will receive 12 months of additional vesting for any stock options that are outstanding and unvested as of the date of such transaction. In addition, unvested options vest in full in the event that the stock options are not continued or replaced with an alternate security, the executive is terminated without cause, or the executive terminates his or her employment for good reason within 12 months of a change of control.
The following table sets forth the base salary and potential bonus of each of our named executive officers at January 1, 2014.

Name	Base Salary ($)	Potential Bonus ($)
C. Daniel Myers	444,599	244,529
Richard S. Eiswirth, Jr.	320,725	128,290
Kenneth Green, Ph.D.	303,055	121,222
For purposes of severance payments, “good reason” is defined in all amended and restated employment agreements as an executive resigning within 12 months after one of the following conditions has come into existence without the executive’s consent:

•	a reduction of the executive’s base salary;

•	a material adverse change in the executive’s primary responsibilities or duties;

•	a geographical relocation of our corporate headquarters, or the executive’s primary business location, to a location that is more than 35 miles from the present location; or

•	any material breach by us of the employment agreement.
The executive must provide us with written notice within 90 days after a good reason condition comes into the existence, and we have 30 days to remedy the condition after receipt of the notice. For purposes of option acceleration, “good reason” is defined in all applicable employment agreements as:

•	a material adverse change in the executive’s responsibilities or duties;

•	a geographical relocation of our corporate headquarters, or the executive’s primary business location, to a location that is more than 35 miles from the present location; or

•	any breach by us of the employment agreement that is material and not cured, or capable of being cured, within 30 days after the executive gives us and our board of directors written notice.

Estimated Benefits and Payments Upon Termination of Employment
The following table describes the potential payments and benefits upon termination of our named executive officers’ employment before or after a change in control of our Company as described above, as if each officer’s employment terminated as of December 31, 2013, the last business day of the 2013 fiscal year.

Name	Benefit	Voluntary Resignation or Termination for Cause	Termination without Cause or for Good Reason Prior to Change in Control		Termination without Cause or for Good Reason after Change in Control
C. Daniel Myers
	Salary	$—	444,599		444,599
	Bonus	—	244,529	(1)	244,529	(1)
	Benefit Continuation	—	16,470		16,470
	Accrued Vacation(2)	14,617	14,617		14,617
	Accelerated Vesting	—	—		829,483	(3)
Total value		$14,617	720,215		1,549,698

Richard S. Eiswirth, Jr.
	Salary	$—	320,725		320,725
	Bonus	—	128,290	(1)	128,290	(1)
	Benefit Continuation	—	23,375		23,375
	Accrued Vacation(2)	7,908	7,908		7,908
	Accelerated Vesting	—	—		553,635	(3)
Total value		$7,908	480,298		1,033,933

Kenneth Green, Ph.D.
	Salary	$—	303,055		303,055
	Bonus	—	121,222	(2)	121,222	(1)
	Benefit Continuation	—	23,375		23,375
	Accrued Vacation(2)	15,360	15,360		15,360
	Accelerated Vesting	—	—		321,118	(3)
Total value		$15,360	463,012		784,130

(1) Represents aggregate target bonus, including objective and subjective portion, for 2013. Bonus payments in the year of termination would be based on the actual earned bonus and may be less than the aggregate target bonus.
(2) Based on each executive officer’s base salary in effect at the end of 2013 and the number of accrued but unused vacation days at the end of 2013.
(3) The value of option acceleration was calculated based on the assumption that the officer’s employment was terminated and the change in control (if applicable) occurred on December 31, 2013. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each option by the difference between the $4.70 closing market price of shares of the Company’s common stock on December 31, 2013 and the exercise price of the option.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our board of directors recognizes the interests our investors have in the compensation of our executives. In recognition of that interest and as required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
As described in detail in our Executive Officers – Overview of Compensation Philosophy and Objectives, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success and will drive the creation of stockholder value. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Please read “Executive Officers – Overview of Compensation Philosophy and Objectives” for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.
The compensation committee of our board of directors continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As described in detail in our Executive Officers – Overview of Compensation Philosophy and Objectives, our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards that vest over up to four years) reward sustained performance that is aligned with long-term stockholder interests.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Stockholders are encouraged to read “Executive Officers – Overview of Compensation Philosophy and Objectives,” the accompanying compensation tables, and the narrative disclosure. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
In order for Proposal 3 to be approved, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 3. Abstentions and broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.
As an advisory vote, the result will not be binding on our board of directors or compensation committee. Our board of directors and our compensation committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

PROPOSAL 4
 APPROVAL OF THE MATERIAL TERMS OF THE ALIMERA SCIENCES, INC. 2010 EQUITY INCENTIVE PLAN

We are asking stockholders to approve the material terms of the Alimera Sciences, Inc. 2010 Equity Incentive Plan (the “Incentive Plan”), as adopted and approved by our stockholders in connection with our initial public offering in 2010.

Under the Federal tax laws, a publicly-held company such as Alimera will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1 million per officer in any year. An exception to this loss deduction rule is available for compensation that qualifies as “performance-based compensation” under the tax laws. Among the conditions imposed on performance-based compensation is the requirement that such compensation be paid under a plan of which certain of its terms have received approval by the public company’s stockholders. To continue our ability to grant equity awards that qualify as performance-based compensation and preserve our ability to deduct compensation amounts with respect to certain awards granted under the Incentive Plan to our executive officers, we are asking our stockholders to approve the material terms of the Incentive Plan. Such material terms include the employees eligible to receive the awards, a description of the business criteria on which various performance goals are based, and the maximum number of awards that can be granted to each employee per year. The complete list of all such performance goals is set forth below under “Performance-Based Compensation.” See also “Section 162(m) Considerations” below for additional details about these Federal tax laws.

Approval of this Proposal 4 will constitute approval of the list of performance goals, the annual share limitations under the Incentive Plan, and the other material terms of the Incentive Plan for the purposes of Section 162(m) under the Code.

If our stockholders do not approve this Proposal 4, we will not have obtained the approval necessary to fully deduct compensation amounts that may be paid in connection with certain plan awards granted under the Incentive Plan to certain of our executive officers.

We established the Incentive Plan to provide a means whereby we could operate an executive compensation program following our initial public offering. This enables us to provide eligible individuals with an opportunity to acquire shares of our common stock and to benefit from increases in value of our common stock. We believe that equity awards under the Incentive Plan play an important role in our efforts to attract, employ and retain employees, directors and consultants.

The materials terms and provisions of the Incentive Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the Incentive Plan, which is filed with the SEC as an Appendix to this Proxy Statement and is available through the SEC website at www.sec.gov. A copy of the Incentive Plan will also be provided to any stockholder upon written request to: Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attn: Secretary. To the extent there is a conflict between this summary and the Incentive Plan, the terms of the Incentive Plan will govern.

Share Reserve.  We have reserved 7,011,109 shares of our common stock for issuance under the Incentive Plan. As of April 11, 2014, 5,653,484 shares were subject to outstanding options having a weighted average exercise price equal to $2.94 per share, 0 shares were subject to outstanding restricted stock units (“RSUs”), 101,777 shares have been issued upon exercise or settlement of awards granted under the Incentive Plan, and 1,280,848 shares remain available for grant. These share numbers, as well as the annual limits on the number of shares that may be granted subject to each type of plan award, the number of shares subject to outstanding awards and the exercise price that applies to outstanding awards will be proportionately adjusted in the event we experience a stock split, stock dividend or certain other types of corporate transactions. In addition, the compensation committee has the authority in the event of certain extraordinary dividends, spin-offs and other corporate events to adjust one or more of these features as it determines appropriate in its discretion.

On January 1 of each year over the term of the Incentive Plan, the number of shares reserved under the Incentive Plan automatically increases by the lesser of 4% of the total number of shares of common stock that are outstanding at that time, 2,000,000 shares or such lesser number as may be approved by the our board of directors. As of January 1, 2014, the number of shares of common stock that may be issued under the Incentive Plan was automatically increased by 1,264,440 shares, representing 4% of the total number of shares of common stock outstanding on January 1, 2014. If a stock award granted under the Incentive Plan expires or otherwise terminates without being exercised in full, the shares of our common stock not acquired pursuant to the stock award again become available for subsequent issuance under the Incentive Plan. In addition, shares not delivered under an award as a result of a net exercise provision or otherwise and shares repurchased by the Company upon forfeiture of the shares, shall again become available for issuance under the Incentive Plan.

Administration.  The compensation committee of our board of directors administers the Incentive Plan. The committee has the complete discretion to make all decisions relating to the plan and outstanding awards, including repricing outstanding awards and modifying outstanding awards in other ways subject to the limitations of the Incentive Plan.

Eligibility.  The following groups of individuals are eligible to participate in the Incentive Plan:

•	employees;

•	members of our board of directors who are not employees; and

•	consultants.

The compensation committee determines which eligible persons will be granted awards under the Incentive Plan. As of April 11 2014, approximately 45 persons (including six executive officers and eight non-employee directors) were eligible to participate in the Incentive Plan.

Types of Awards.  The Incentive Plan provides for the following types of awards:

•	options to purchase shares of our common stock;

•	stock appreciation rights (SARs);

•	restricted shares of our common stock (“restricted stock”); and

•	RSUs.

Stock Options.  Both incentive stock options and nonstatutory stock options are available for grant under the Incentive Plan. An optionee who exercises an incentive stock option may qualify for favorable tax treatment under section 422 of the Code. On the other hand, nonstatutory stock options do not qualify for such favorable tax treatment. Since our initial public offering in 2010, the compensation committee of our board of directors has granted both incentive stock options and nonstatutory stock options under the Incentive Plan. The exercise price of options granted under the Incentive Plan may not be less than 100% of the fair market value of our common stock on the grant date. For purposes of establishing the exercise price and for all other valuation purposes under the Incentive Plan, the fair market value of a share of common stock on any relevant date will be the closing price per share of common stock on that date, as such price is reported on Nasdaq. If the applicable date is not a trading day, the fair market value will be the closing price on the last trading day prior to the applicable date. The market value of our common stock as reported on Nasdaq as of April 11, 2014 was $6.46 per share.

Optionees may pay the exercise price by using:

•	cash;

•	shares of common stock that the optionee already owns;

•	an immediate sale of the option shares through a broker designated by us;

•	a promissory note, if permitted by applicable law; or

•	other forms of payment approved by the compensation committee.

All forms of payment other than cash require the consent of the compensation committee.

Options granted under the Incentive Plan are subject to the terms and conditions of option agreements approved by the compensation committee. They vest at the time or times, and upon such conditions, as determined by the compensation committee. In most cases, our options, other than annual grants to our non-employee directors, vest over the four-year period following the date of grant, subject to continued service by the optionee during that period. Options expire at the time determined by the compensation committee, but in no event more than 10 years after they are granted, except that they generally expire earlier if the optionee’s service terminates earlier. The Incentive Plan provides that no participant may receive options covering more than 50% of the total number of common stock available for issuance pursuant to the Incentive Plan in any fiscal year.

Stock Appreciation Rights.  A SAR allows a recipient to benefit from increases in the value of our common stock, but does not provide any ownership interest in our common stock. SARs are granted pursuant to SAR agreements adopted by the compensation committee. The compensation committee determines the strike price of each SAR, which cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon exercise of a SAR, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of our common stock with respect to which the SAR is exercised. This amount may be paid in cash, shares of our Common Stock, or any combination thereof. Each SAR may or may not be subject to vesting, and vesting, if any, shall occur upon satisfaction of the conditions specified by the compensation committee. SARs expire at the time determined by the compensation committee, but in no event more than 10 years after they are granted, except that they generally expire earlier if the recipient’s service terminates earlier. SARs vest at the time or times determined by the compensation committee. The Incentive Plan provides that no participant may receive SARs covering more than 50% of the total number of common stock available for issuance pursuant to the Incentive Plan in any fiscal year.

Restricted Stock.  Restricted stock awards are granted pursuant to restricted stock agreements adopted by the compensation committee which include provisions regarding the number of shares the participant may be issued, the purchase price, if any, and the restrictions to which the shares will be subject. Awards of restricted stock may be granted in consideration for (a) cash, (b) property, (c) past or future services rendered to us or our affiliates, (d) full-recourse promissory notes, or (e) any other form of legal consideration approved by the compensation committee. The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to length of service or attainment of performance goals. Upon termination of the participant’s service, the shares issued pursuant to a restricted stock award may be subject to forfeiture to, or repurchase by, us. The Incentive Plan provides that no participant may receive restricted shares with performance-based vesting covering more than 50% of the shares of common stock available for issuance pursuant to the Incentive Plan in any fiscal year.

RSUs.  RSU awards represent the right to receive the value of shares of our common stock at a specified date in the future. RSU awards are granted pursuant to RSU agreements approved by the compensation committee. Upon settlement, the shares, their cash equivalent, or any combination thereof are delivered to the recipient. No cash consideration is required in connection with a RSU award. Each award of RSUs may or may not be subject to vesting tied to length of service or attainment of performance goals and may be settled immediately upon vesting or on a deferred basis. In no event shall RSUs with performance-based vesting covering more than 50% of the shares of common stock available for issuance that are subject to performance-based vesting conditions be granted to any participant in any fiscal year. Dividend equivalents may be credited in respect of shares covered by a RSU award.

Performance-Based Compensation.  The Incentive Plan is designed to allow the compensation committee to issue restricted stock and RSUs that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, if certain conditions are met. Accordingly, the compensation committee may structure restricted stock and RSUs so that they are only granted or vest upon the attainment of certain pre-established objective performance goals. The performance goals that may be used by the compensation committee for awards of restricted stock or RSUs consist of: (a) earnings (before or after taxes); (b) earnings per share; (c) earnings before interest, taxes and depreciation; (d) earnings before interest, taxes, depreciation and amortization; (e) total stockholder return; (f) return on equity or average stockholders’ equity; (g) return on assets, investment or capital employed; (h) operating income; (i) gross margin; (j) operating margin; (k) net operating income; (l) net operating income after tax; (m) return on operating revenue; (n) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Committee; (o) sales or revenue; (p) expense or cost reduction; (q) working capital; (r) economic value added (or an equivalent metric); (s) market share; (t) cash flow; (u) operating cash flow; (v) cash flow per share; (w) share price; (x) debt reduction; (y) customer satisfaction; (z) stockholders’ equity and (aa) contract awards or backlog.

Performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal may exclude: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary, unusual or non-recurring items; (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings and (g) statutory adjustments to corporate tax rates.

Corporate Transactions.  In the event that we are a party to a merger or reorganization, outstanding awards will be subject to the agreement of such transaction. Such agreements will provide for one or more of the following (a) continuation of the outstanding awards by the Company, if the Company is a surviving corporation; (b) the assumption of the outstanding awards by the surviving corporation; (c) the substitution by the surviving corporation of its own awards for the outstanding awards; (d) exercisability, subject to a specified time period, followed by cancellation of the outstanding awards; or (e) settlement of the full value of the outstanding awards in cash, cash equivalents, or securities of the surviving corporation followed by cancellation of such awards.

Amendments or Termination.  Our board of directors may amend or terminate the Incentive Plan at any time. If our board of directors were to amend the Incentive Plan, it would not need to ask for stockholder approval of the amendment unless applicable law or Nasdaq rules require such approval. The Incentive Plan will automatically terminate on April 22, 2020, the 10th anniversary of the effective date of our initial public offering.

Federal Income Tax Consequences of Awards Granted under the Incentive Plan

The following is a general summary as of the date of this Proxy Statement of the U.S. Federal income tax consequences to participants and the Company with respect to stock awards granted under the Incentive Plan. This summary does not address state, local or foreign tax treatment, which may vary from the U.S. Federal income tax treatment. In any event, each participant should consult his or her own tax advisor as to the tax consequences of particular transactions under the Incentive Plan.

Incentive Stock Options.  No taxable income is recognized by an optionee upon the grant of an incentive stock option as described in Section 422(b) of the Code (ISO), and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income.

If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Nonstatutory Stock Options.  No taxable income is recognized by an optionee upon the grant of a stock option not described in Sections 422 or 423 of the Code (NSO). The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Restricted Stock.  A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. A participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.

RSUs.  In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income (subject to withholding if the recipient is an employee or former employee) equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU award.

Stock Appreciation Rights.  In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.

Section 409A.  The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and SARs are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of our common stock at the time the option or SAR was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (a) the end of our fiscal year in which vesting occurs or (b) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.

Tax Treatment of Alimera.  We will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the Incentive Plan. As described herein, Section 162(m) of the Code may limit the deductibility of awards granted under the Incentive Plan.

Section 162(m) Considerations.  Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and three other highest compensated executive officers (other than the chief financial officer under current rules). Stock options and SARs are exempt from this limitation if (a) the exercise price is at least 100% of the fair market value of the underlying stock on the date the option or SAR is granted and (b) the plan under which the options are granted is approved by the stockholders and contains a limit on the number of options or SARs granted to any one individual under the plan during a specified period. Various other rules apply with regard to compensation committee independence and the procedures that must be followed by the committee in connection with performance-based awards that may be fully deducted under Section 162(m). Other stock awards, such as restricted stock and RSUs, must vest only upon the achievement of objective performance goals established in writing by the compensation committee while the outcome is substantially uncertain, the material terms of which have been approved by the stockholders, in order to qualify as performance-based compensation and be exempt from this limitation, as well as be granted under a plan and by a compensation committee that complies with these rules. The Incentive Plan includes certain annual limits, as described above, on the number of shares that may be granted to an individual under options, SARs, restricted stock, and RSU awards in order to comply with the Section 162(m) requirements. As described above, the Incentive Plan permits the grant of stock performance awards based on several different performance criteria, although the compensation committee reserves the right to grant awards under the Incentive Plan that do not qualify as performance-based compensation.
New Plan Benefits and Option Grant Table

Except as described above under “Corporate Governance — Director Compensation,” future awards to our directors, executive officers, employees and other eligible participants under the Incentive Plan are discretionary and therefore are not determinable at this time.

The table below shows the number of shares of common stock for which options have been granted under the Incentive Plan during the fiscal year ended December 31, 2013, as to each of the executive officers named in the 2013 Summary Compensation Table contained in this Proxy Statement in the section entitled “Executive Compensation,” each nominee for election as a director and the various indicated groups. During the fiscal year ended December 31, 2013, no restricted stock or RSUs were issued under the Incentive Plan.  To date, stock options and RSUs have been granted to these individuals under the Incentive Plan and no restricted stock has been granted under the Incentive Plan.

Name and Position	Number of Option Shares

C. Daniel Myers, President and Chief Executive Officer	475,000
Richard S. Eiswirth, Jr., Chief Operating Officer and Chief Financial Officer	340,000
Kenneth Green, Ph.D., Chief Scientific Officer	200,000
All current executive officers as a group (6)	1,690,000
Glen Bradley, Ph.D.	32,500
Mark J. Brooks	32,500
Brian K. Halak, Ph.D.	32,500
Garheng Kong, M.D., Ph.D.	20,000
James R. Largent	32,500
Peter J. Pizzo, III	32,500
Calvin W. Roberts, M.D.	32,500
Philip R. Tracy	32,500
All current directors who are not executive officers as a group (8)	247,500
All current employees, including current officers who are not executive officers, as a group	692,500
Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of April 11, 2014, with respect to shares of our common stock that may be issued, subject to certain vesting requirements, under our existing equity compensation plans, including the Incentive Plan, our 2005 Equity Incentive Plan (2005 Plan), our 2004 Equity Incentive Plan (2004 Plan) and our 2010 Employee Stock Purchase Plan (ESPP):

Equity Compensation Plan Information

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)

Equity compensation plans approved by security holders	7,398,977	(1)	$2.76	(2)	1,775,270	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	7,398,977	(1)	$2.76	(2)	1,775,270	(3)

(1)
Includes 7,398,977 shares issuable upon exercise of outstanding options under all existing equity compensation plans. Of these shares, 5,653,484 were subject to options then outstanding under the Incentive Plan, 1,528,859 were subject to options then outstanding under the 2005 Plan and 216,634 were subject to options then outstanding under the 2004 Plan. Excludes 109,772 shares issuable upon exercise of outstanding common warrants not issued under the Incentive Plan.

(2)	Does not take into account RSUs, which have no exercise price.

(3)
Represents 1,280,848 shares of common stock available for issuance under our 2010 Plan and 494,422 shares of common stock available for issuance under our ESPP. No shares are available for future issuance under the 2005 Plan or 2004 Plan. On January 1 of each year, the number of shares reserved under the Incentive Plan is automatically increases by the lesser of 4% of the total number of shares of common stock that are outstanding at that time, 2,000,000 shares or such lesser number as may be approved by the our board of directors. In addition, our ESPP provides for annual increases in the number of shares available for issuance thereunder equal to such number of shares necessary to restore the number of shares reserved thereunder to 494,422 shares of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE IN FAVOR OF PROPOSAL 4.

NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee” contained in this proxy statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.
OTHER MATTERS
As of the time of preparation of this proxy statement, neither the board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
Accompanying this proxy statement and posted on our website with this proxy statement, is our Annual Report for the fiscal year ended December 31, 2013. Copies of our Annual Report for the fiscal year ended December 31, 2013, as filed with the SEC, is available free of charge on the investor relations portion of our website at www.alimerasciences.com.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:
Investor Relations
Alimera Sciences, Inc.
6120 Windward Parkway,
Suite 290
Alpharetta, Georgia 30005
or
Call (310) 954-1105
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.
The form of proxy and this proxy statement have been approved by the board of directors and are being mailed or delivered to stockholders by its authority.
The Board of Directors of Alimera Sciences, Inc.
Alpharetta, Georgia
April 16, 2014

APPENDIX
ALIMERA SCIENCES, INC.
2010 EQUITY INCENTIVE PLAN

Page

ARTICLE 1.	INTRODUCTION 1

ARTICLE 2.	ADMINISTRATION 1

2.1	Committee Composition 1

2.2	Committee Responsibilities 1

2.3	Non-Officer Grants 2

ARTICLE 3.	SHARES AVAILABLE FOR GRANTS 2

3.1	Basic Limitation 2

3.2	Annual Increase in Shares 2

3.3	Shares Returned to Reserve 2

3.4	Dividend Equivalents 3

ARTICLE 4.	ELIGIBILITY 3

4.1	Incentive Stock Options 3

4.2	Other Grants 3

ARTICLE 5.	OPTIONS 3

5.1	Stock Option Agreement 3

5.2	Number of Shares 3

5.3	Exercise Price 3

5.4	Exercisability and Term 3

5.5	Effect of Change in Control 3

5.6	Death of Optionee 4

5.7	Modification or Assumption of Options 4

5.8	Buyout Provisions 4

ARTICLE 6.	PAYMENT FOR OPTION SHARES 4

6.1	General Rule 4

6.2	Surrender of Stock 4

6.3	Exercise/Sale 4

6.4	Promissory Note 5

6.5	Other Forms of Payment 5

ARTICLE 7.	STOCK APPRECIATION RIGHTS 5

7.1	SAR Agreement 5

7.2	Number of Shares 5

7.3	Exercise Price 5

7.4	Exercisability and Term 5

7.5	Effect of Change in Control 5

7.6	Exercise of SARs 5

7.7	Death of Optionee 6

7.8	Modification or Assumption of SARs 6

ARTICLE 8.	RESTRICTED SHARES 6

8.1	Restricted Stock Agreement 6

8.2	Payment for Awards 6

8.3	Vesting Conditions 6

8.4	Voting and Dividend Rights 7

ARTICLE 9.	STOCK UNITS 7

9.1	Stock Unit Agreement 7

9.2	Payment for Awards 7

9.3	Vesting Conditions 7

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9.4	Voting and Dividend Rights 7

9.5	Form and Time of Settlement of Stock Units 7

9.6	Death of Recipient 8

9.7	Creditors’ Rights 8

ARTICLE 10.	OTHER AWARDS 8

10.1	Performance Cash Awards 8

10.2	Awards under Other Plans 8

ARTICLE 11.	PROTECTION AGAINST DILUTION 9

11.1	Adjustments 9

11.2	Dissolution or Liquidation 9

11.3	Reorganizations 9

ARTICLE 12.	PAYMENT OF DIRECTOR’S FEES IN SECURITIES 11

12.1	Effective Date 11

12.2	Elections to Receive NSOs, Restricted Shares or Stock Units 11

12.3	Number and Terms of NSOs, Restricted Shares or Stock Units 11

ARTICLE 13.	LIMITATION ON RIGHTS 11

13.1	Retention Rights 11

13.2	Stockholders’ Rights 11

13.3	Regulatory Requirements 11

ARTICLE 14.	WITHHOLDING TAXES 11

14.1	General 11

14.2	Share Withholding 12

ARTICLE 15.	FUTURE OF THE PLAN 12

15.1	Term of the Plan 12

15.2	Amendment or Termination 12

15.3	Stockholder Approval 12

ARTICLE 16.	DEFINITIONS 12

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ALIMERA SCIENCES, INC.

2010 EQUITY INCENTIVE PLAN

ARTICLE 1.	INTRODUCTION.
The Board adopted the Plan effective as of the IPO Date. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), SARs, Restricted Shares, Stock Units or Performance Cash Awards.
The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2.	ADMINISTRATION.
2.1    Committee Composition. The Compensation Committee of the Board shall administer the Plan. The Committee shall consist exclusively of two or more members of the Board, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:
(a)    Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;
(b)    Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code;
(c)    Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b‑3 (or its successor) under the Exchange Act; and
(d)    Any other requirements imposed by applicable law, regulations or rules.
2.2    Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine to what extent any Performance Goals have been attained, (d) interpret the Plan, (e) make all other decisions relating to the operation of the Plan and (f) carry out any other duties delegated to it by the Board under the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.
2.3    Non-Officer Grants. The Board may also appoint a single director or an additional committee of the Board composed of two or more directors of the Company. The single director or the members of the additional committee need not satisfy the requirements of Section 2.1. Such director or committee may (a) administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Company under Section 16 of the Exchange Act, (b) grant Awards under the Plan to such Employees and Consultants and (c) determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include a single director or an additional committee to whom the Board has delegated the required authority under this Section 2.3.

ARTICLE 3.	SHARES AVAILABLE FOR GRANTS.
3.1    Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed

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(a) 1,977,686 Common Shares plus (b) the additional Common Shares described in Sections 3.2 and 3.3. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. All Common Shares available under the Plan may be issued upon the exercise of ISOs. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 11.
3.2    Annual Increase in Shares. As of the first day of each fiscal year of the Company, commencing on January 1, 2011, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the lowest of (a) 4% of the total number of Common Shares then outstanding, (b) 2,000,000 Common Shares or (c) the number determined by the Board.
3.3    Shares Returned to Reserve. To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, then the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.
3.4    Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4.	ELIGIBILITY.
4.1    Incentive Stock Options. Only Employees who are common‑law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Section 422(c)(5) of the Code are satisfied.
4.2    Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 5.	OPTIONS.
5.1    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.
5.2    Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to an Optionee in a single fiscal year of the Company shall not cover more than 50% of the Plan Shares.
5.3    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to Options granted pursuant to an assumption of, or substitution for, another option in a manner that would satisfy the requirements of Section 424(a) of the Code, whether or not such section is applicable.

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5.4    Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.
5.5    Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required under Section 11.3.
5.6    Death of Optionee. After an Optionee’s death, any exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any exercisable Options held by the Optionee may be exercised by his or her estate.
5.7    Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.
5.8    Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6.	PAYMENT FOR OPTION SHARES.
6.1    General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by Section 13(k) of the Exchange Act.
6.2    Surrender of Stock. With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.
6.3    Exercise/Sale. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.
6.4    Promissory Note. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.
6.5    Other Forms of Payment. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

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ARTICLE 7.	STOCK APPRECIATION RIGHTS.
7.1    SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.
7.2    Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to an Optionee in a single calendar year shall in no event pertain to more than 50% of the Plan Shares.
7.3    Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to SARs granted pursuant to an assumption of, or substitution for, another SAR in a manner that would satisfy the requirements of Section 424(a) of the Code if such section were applicable.
7.4    Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.
7.5    Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become exercisable as to all or part of the Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 11.3.
7.6    Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. An SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.
7.7    Death of Optionee. After an Optionee’s death, any exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any exercisable SARs held by the Optionee may be exercised by his or her estate.
7.8    Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, reprice, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 8.	RESTRICTED SHARES.
8.1    Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be

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subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
8.2    Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services. If the Participant is an Outside Director or executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by Section 13(k) of the Exchange Act. Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.
8.3    Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Committee’s discretion, may include one or more Performance Goals. In no event shall more than 50% of the Plan Shares be granted to any Participant in a single fiscal year of the Company as Restricted Shares subject to performance-based vesting conditions. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.
8.4    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9.	STOCK UNITS.
9.1    Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.
9.2    Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
9.3    Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Such conditions, at the Committee’s discretion, may include one or more Performance Goals. In no event shall more than 50% of the Plan Shares be granted to any Participant in a single fiscal year of the Company as Stock Units subject to performance-based vesting conditions. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 11.3.
9.4    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
9.5    Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original

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Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.
9.6    Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.
9.7    Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 10.	OTHER AWARDS.
10.1    Performance Cash Awards. A Performance Cash Award is a cash award granted subject to the attainment of specified Performance Goals during a Performance Period. A Performance Cash Award may also require the completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Committee. The aggregate amount that may be paid to any Participant for any fiscal year of the Company as a Performance Cash Award shall not exceed $1,500,000. The Committee may prescribe or may permit a Participant to elect (subject to such terms and conditions as the Committee may specify) that the payment of a Performance Cash Award will be deferred to a specified date or event. The Committee may also specify the form of payment of a Performance Cash Award, including cash or Common Shares, or may permit a Participant to elect the form of payment. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.
10.2    Awards under Other Plans. The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11.	PROTECTION AGAINST DILUTION.
11.1    Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:
(a)    The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;
(b)    The number of Common Shares covered by each outstanding Option and SAR;
(c)    The Exercise Price under each outstanding Option and SAR; or
(d)    The number of Stock Units included in any prior Award that has not yet been settled.
In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the

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Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
11.2    Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
11.3    Reorganizations. In the event that the Company is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement shall provide for one or more of the following:
(a)    The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).
(b)    The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with Section 424(a) of the Code (whether or not the Options are ISOs).
(c)    The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with Section 424(a) of the Code (whether or not the Options are ISOs).
(d)    Full exercisability of outstanding Options and SARs and full vesting of the Common Shares subject to such Options and SARs, followed by the cancellation of such Options and SARs. The full exercisability of such Options and SARs and full vesting of such Common Shares may be contingent on the closing of such merger or consolidation. The Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of such merger or consolidation.
(e)    The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Shares are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such Common Shares would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Common Shares would have vested. If the Exercise Price of the Common Shares subject to such Options and SARs exceeds the Fair Market Value of such Common Shares, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
(f)    The cancellation of outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Stock Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such

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Stock Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 12.	PAYMENT OF DIRECTOR’S FEES IN SECURITIES.
12.1    Effective Date. No provision of this Article 12 shall be effective unless and until the Board has determined to implement such provision.
12.2    Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 12 shall be filed with the Company on the prescribed form.
12.3    Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 13.	LIMITATION ON RIGHTS.
13.1    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).
13.2    Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
13.3    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 14.	WITHHOLDING TAXES.
14.1    General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.
14.2    Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered. This Section 14.2 shall apply only to the minimum extent required by applicable tax laws.

ARTICLE 15.	FUTURE OF THE PLAN.

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15.1    Term of the Plan. The Plan, as set forth herein, shall become effective on the IPO Date. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 15.2 or (b) the 10th anniversary of the date when the Board adopted the Plan.
15.2    Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
15.3    Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. However, Section 162(m) of the Code may require that the Company’s stockholders approve:
(a)    The Plan not later than the first regular meeting of stockholders that occurs in the fourth calendar year following the calendar year in which the IPO Date occurred;
(b)    The performance criteria set forth in Appendix A not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Company’s stockholders previously approved such criteria; and
(c)    Any increase in the limitations set forth in Section 5.2, 7.2, 8.3 or 9.3 resulting from an amendment of the Plan that increases the number of Plan Shares.

ARTICLE 16.	DEFINITIONS.
16.1    “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
16.2    “Award” means an award of Options, SARs, Restricted Shares or Stock Units or a Performance Cash Award.
16.3    “Board” means the Company’s Board of Directors, as constituted from time to time.
16.4    “Cause” means:
(a)    An unauthorized use or disclosure by the Participant of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company;
(b)    A material breach by the Participant of any agreement between the Participant and the Company;
(c)    A material failure by the Participant to comply with the Company’s written policies or rules;
(d)    The Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof;
(e)    The Participant’s gross negligence or willful misconduct;
(f)    A continuing failure by the Participant to perform assigned duties after receiving written notification of such failure from the Board; or
(g)    A failure by the Participant to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Participant’s cooperation.
16.5    “Change in Control” means:

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(a)    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;
(b)    The sale, transfer or other disposition of all or substantially all of the Company’s assets;
(c)    A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:
(i)    Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or
(ii)    Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or
(d)    Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
16.6    “Code” means the Internal Revenue Code of 1986, as amended.
16.7    “Committee” means the Compensation Committee of the Board, as further described in Article 2.
16.8    “Common Share” means one share of the common stock of the Company.
16.9    “Company” means Alimera Sciences, Inc., a Delaware corporation.
16.10    “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.
16.11    “Employee” means a common‑law employee of the Company, a Parent, a Subsidiary or an Affiliate.
16.12    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
16.13    “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

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16.14    “Fair Market Value” means the price at which Common Shares were last sold in the principal U.S. market for Common Shares on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Common Shares are no longer traded on a public U.S. securities market, the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. The Committee’s determination shall be conclusive and binding on all persons.
16.15    “Involuntary Termination” means the termination of the Participant’s Service by reason of:
(a)    The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause;
(b)    The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles; or
(c)    Any other reason approved by the Committee.
16.16    “IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Common Shares to the public.
16.17    “ISO” means an incentive stock option described in section 422(b) of the Code.
16.18    “NSO” means a stock option not described in sections 422 or 423 of the Code.
16.19    “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.
16.20    “Optionee” means an individual or estate holding an Option or SAR.
16.21    “Outside Director” means a member of the Board who is not an Employee.
16.22    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
16.23    “Participant” means an individual or estate holding an Award.
16.24    “Performance Cash Award” means a performance cash award granted under Section 10.1.
16.25    “Performance Goal” means a goal established by the Committee for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A. Performance Goals may be established either on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, Affiliates or business segments and either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. To the extent consistent with Section 162(m) of the Code, the Committee may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings or (g) statutory adjustments to corporate tax rates.
16.26    “Performance Period” means a period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to

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a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests on the basis of performance. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.
16.27    “Plan” means this Alimera Sciences, Inc. 2010 Equity Incentive Plan, as amended from time to time.
16.28    “Plan Shares” means the total number of Common Shares available under the Plan, as determined under all provisions of Article 3.
16.29    “Restricted Share” means a Common Share awarded under the Plan.
16.30    “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.
16.31    “SAR” means a stock appreciation right granted under the Plan.
16.32    “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.
16.33    “Service” means service as an Employee, Outside Director or Consultant.
16.34    “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
16.35    “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
16.36    “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.
16.37    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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APPENDIX A
PERFORMANCE CRITERIA
The Committee may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards:

• Earnings (before or after taxes)	• Sales or revenue
• Earnings per share	• Expense or cost reduction
• Earnings before interest, taxes and depreciation	• Working capital
• Earnings before interest, taxes, depreciation and amortization	• Economic value added (or an equivalent metric)
• Total stockholder return	• Market share
• Return on equity or average stockholders’ equity	• Cash flow
• Return on assets, investment or capital employed	• Operating cash flow
• Operating income	• Cash flow per share
• Gross margin	• Share price
• Operating margin	• Debt reduction
• Net operating income	• Customer satisfaction
• Net operating income after tax	• Stockholders’ equity
• Return on operating revenue	• Contract awards or backlog
• To the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Committee

ALIMERA SCIENCES, INC.
6120 WINDWARD PARKWAY
SUITE 290
ALPHARETTA, GA 30005

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALIM**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M72782-P52304 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALIMERA SCIENCES, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James R. Largent
02) C. Daniel Myers
03) Calvin W. Roberts, M.D.

The Board of Directors recommends you vote "FOR" proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M72782-P52304

ALIMERA SCIENCES, INC.
Annual Meeting of Stockholders
June 9, 2014 9:30 a.m.

This Proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on June 9, 2014

The undersigned appoints C. Daniel Myers and Richard S. Eiswirth, Jr., or any of them as shall be in attendance at the 2014 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Alimera Sciences, Inc. (the "Company"), to be held on June 9, 2014, at 9:30 a.m., local time, at Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the Board of Directors' nominees for director in Proposal 1 and "FOR" Proposals 2, 3 and 4, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side